SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|X|  Preliminary Proxy Statement            |_|  Confidential, for Use of
|_|  Definitive Proxy Statement                  the Commission Only (as
|_|  Definitive Additional Materials             permitted by Rule 14a-6(e)(2))
|_|  Soliciting Material Under Rule 14a-12

                           GRAFTECH INTERNATIONAL LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.
|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

|_|     Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing Party:

(4)     Date Filed:

                               PRELIMINARY COPY



[LOGO]    GRAFTECH INTERNATIONAL LTD.


          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
          TO BE HELD ON MAY 28, 2003 AND
          PROXY STATEMENT










































                                                   This Proxy Statement is dated
                                                   April __, 2003.

[LOGO]



GRAFTECH INTERNATIONAL LTD.                  Brandywine West, 1521 Concord Pike,
                                             Suite 301, Wilmington, DE 19803

GILBERT E. PLAYFORD
Chairman of the Board










Fellow Stockholders:

It is my pleasure to invite you to our annual meeting, which will be held on May 28, 2003, at 10:00 a.m., at our offices located at Brandywine West, 1521 Concord Pike, Suite 301, Wilmington, Delaware.

In the following pages, you will find the formal notice of our annual meeting and our proxy statement. After reading the proxy statement, please mark your votes on the accompanying proxy or vote instruction card, sign it and promptly return it in the accompanying envelope. Most of our stockholders hold their shares in street name, and we are offering them the opportunity to vote by telephone or via the Internet as instructed in the proxy statement or on the vote instruction card. Please vote by whichever method is most convenient to ensure your shares are represented at the meeting.

We hope that many of you will be able to attend our annual meeting in person. If you wish to do so, please indicate your intention where requested on the accompanying proxy or vote instruction card. In addition, please write your name, where indicated, on the attached admission ticket and bring it with you to the meeting.

We appreciate the continuing interest of our stockholders in our business, and we look forward to seeing you at the meeting.

                                            Sincerely,



                                            Chairman of the Board

[LOGO]



GRAFTECH INTERNATIONAL LTD.                  Brandywine West, 1521 Concord Pike,
                                             Suite 301, Wilmington, DE 19803

KAREN G. NARWOLD
Vice President, General Counsel,
Human Resources and Secretary



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 2003

The annual meeting of stockholders of GrafTech International Ltd. will be held at 10:00 a.m. on May 28, 2003, at our offices located at Brandywine West, 1521 Concord Pike, Suite 301, Wilmington, Delaware, for the following purposes:

         1. To elect 8 directors to serve on GrafTech's Board of Directors until the annual meeting of stockholders for 2004.

         2. To approve an amendment to the Management Stock Incentive Plan (Senior Version) to increase the number of shares authorized for awards to non-employee directors, officers and other management employees by 2,500,000 shares.

         3. To approve an amendment to the Amended and Restated Certificate of Incorporation of the Corporation to increase the number of shares of common stock authorized for issuance by 50,000,000 shares.

         4. To transact such other business as may properly come before the meeting.

To ensure that your shares are represented at the meeting in the event that you do not attend, please mark your votes on the accompanying proxy or vote instruction card, sign it, date it and promptly return it in the accompanying envelope or vote via the Internet or by telephone as instructed in Question 2 under "Questions and Answers" of the accompanying proxy statement or on the accompanying vote instruction card.

                                        By Order of the Board of Directors,



                                        Vice President, General Counsel,
                                        Human Resources and Secretary

[LOGO]



GRAFTECH INTERNATIONAL LTD.                  Brandywine West, 1521 Concord Pike,
                                             Suite 301, Wilmington, DE 19803


                                 PROXY STATEMENT
                   FOR ANNUAL MEETING OF STOCKHOLDERS FOR 2003


TABLE OF CONTENTS

                                                                                                                          PAGE
                                                                                                                          ----

Questions and Answers....................................................................................................   1
Proposals on Which You May Vote..........................................................................................   5
Proposal One:  Election of Directors.....................................................................................   6
      Nominees for the Board of Directors................................................................................   6
The Board of Directors...................................................................................................   8
Committees of the Board..................................................................................................   10
Board Committee Membership Roster........................................................................................   12
Change in Independent Accountants........................................................................................   13
Audit and Finance Committee Report.......................................................................................   14
Organization, Compensation and Pension Committee Report..................................................................   15
Director Compensation....................................................................................................   17
Stock Ownership Guidelines for Directors and Senior Management...........................................................   18
Executive Compensation...................................................................................................   19
      Summary Compensation Table.........................................................................................   19
      Aggregated Option Exercises in 2002 and Option Values at December 31, 2002.........................................   21
Equity Compensation Plan Information.....................................................................................   23
      Retirement Plan Table..............................................................................................   25
      Stock Performance Graph............................................................................................   27
Security Ownership of Management and Certain Beneficial Owners...........................................................   28
Other Information........................................................................................................   30
      Section 16(a) Beneficial Ownership Reporting Compliance............................................................   30
      Certain Transactions...............................................................................................   30
      Limitations on Soliciting Material, Liabilities and Incorporation by Reference.....................................   30
Proposal Two:  Amend the Management Stock Incentive Plan (Senior Version) to Increase the Number
      of Shares Authorized for Awards to Non-Employee Directors, Officers and Other Management Employees.................   31
Proposal Three:  Amend the Amended and Restated Certificate of Incorporation to Increase the
      Number of Authorized Shares of Common Stock........................................................................   37


                              QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

1.  Q:  WHAT IS THE PURPOSE OF THE PROXY?

    A: This proxy statement and the accompanying proxy relate to the annual meeting of stockholders of GrafTech International Ltd., a Delaware corporation ("GRAFTECH" or the "CORPORATION" and, together with its subsidiaries, "WE," "US" or "OUR"), for 2003. GrafTech's Board of Directors is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the meeting, whether or not he or she attends in person. The proxy authorizes a person other than a stockholder, called the proxyholder, who will be present at the meeting, to cast the votes which the stockholder would be entitled to cast at the meeting if the stockholder were present. It is expected that this proxy statement and the accompanying proxy will be first mailed or delivered to stockholders beginning on or about April __, 2003.

        Impact on attending in person. Submitting a proxy will not affect your right to vote in person should you decide to attend our annual meeting.

--------------------------------------------------------------------------------

2.  Q:  HOW DO I CAST MY VOTE?

    A: If you hold your shares in street name (such as in a brokerage account or in the name of a bank or other nominee), there are four different ways you may cast your vote. You can vote by: o telephone, by calling the toll-free number on the vote instruction card. o the Internet, by logging onto www.proxyvote.com and then following the instructions as they appear on your computer screen. The Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. o marking, signing, dating and mailing the vote instruction card and returning it in the envelope provided. o attending and voting at the meeting, if you marked your vote instruction card that you will attend the meeting and obtained authorization from your bank, broker or nominee pursuant to instructions on your vote instruction card. Deadline for Internet and telephone voting. Votes submitted electronically via the Internet or by telephone must be received by midnight, eastern daylight savings time, on May 27, 2003.

        If you hold your shares registered in your name, there are two different ways you may cast your vote. You may vote by: o marking, signing, dating and mailing the accompanying proxy and returning it in the envelope provided. o attending and voting at the meeting after you have indicated your intention to attend the meeting on the accompanying proxy.

--------------------------------------------------------------------------------

3.  Q:  WHAT MATTERS ARE BEING SUBMITTED TO A VOTE?

    A: The only matters known to management to be submitted to a vote of stockholders at the meeting are:

        o   Proposal One: Election of directors;

        o Proposal Two: Approval of an amendment to the Management Stock Incentive Plan (Senior Version) to increase the number of shares authorized for awards to non-employee directors, officers and other management employees by 2,500,000 shares; and

        o Proposal Three: Approval of an amendment to the Amended and Restated Certificate of Incorporation of the Corporation to increase the number of shares of common stock authorized for issuance by 50,000,000 shares.

        If any of the nominees nominated by GrafTech's Board of Directors is not available for election at the time of the meeting, discretionary authority will be exercised by the proxyholders designated in the accompanying proxy to vote for substitutes designated by GrafTech's Board of Directors unless GrafTech's Board of Directors chooses to reduce the number of directors.

--------------------------------------------------------------------------------

4.  Q:  HOW WILL THE PROXYHOLDERS VOTE MY SHARES?

    A: When you give a proxy, regardless of the method by which given, the proxyholders will vote your shares as instructed on the proxy with respect to the matters specified on the proxy.

        In addition, if other matters are submitted to a vote of stockholders at the meeting, your proxy on the accompanying form gives the proxyholders the discretionary authority to vote your shares in accordance with their best judgment on that matter. Unless you specify otherwise, your shares will be voted on those matters as recommended by GrafTech's Board of Directors.

        If you submit a proxy but do not mark your votes, your shares will be voted FOR the election of each nominee that has been nominated by GrafTech's Board of Directors and FOR the approval of each of Proposal Two and Three.

--------------------------------------------------------------------------------

5.  Q:  HOW DO I REVOKE A PROXY?

    A: If you hold your shares registered in your name, you may revoke your proxy by submitting a revised one at any time before the vote to which the proxy relates. You may also revoke it by submitting a ballot at the meeting.

        If your shares are held in street name, there are special procedures that you must follow in connection with revoking a proxy submitted via the Internet or by telephone or voting by ballot at the meeting.

        Voting before the deadline of midnight, eastern daylight savings time, on May 27, 2003. If you submit a proxy via the Internet, by telephone or by marking, signing and returning the vote instruction card, you may revoke your proxy at any time and by any method before the deadline.

        Voting after the deadline of midnight, eastern daylight savings time, on May 27, 2003. If you submit a proxy via the Internet, by telephone or by marking, signing and returning the vote instruction card and wish to revoke it and submit a new proxy after the deadline has passed, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy and vote your shares by any of the methods described above.

        Voting by ballot at the meeting. If you submit a proxy via the Internet, by telephone or by marking, signing and returning the vote instruction card and wish to revoke it and vote at the meeting, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy or attend and vote at the meeting.

6.  Q:  HOW DO I NAME ANOTHER PROXYHOLDER?

    A: You may designate as your proxyholder(s) any person(s) other than those named on the accompanying proxy by crossing out those names and inserting the name(s) of the person(s) you wish to have act as your proxy. No more than three persons should be so designated. In such a case, you must deliver the proxy to the person(s) you designated and they must be present and vote at the meeting. Proxies on which other proxyholders have been designated should not be mailed or delivered to us.

--------------------------------------------------------------------------------

7.  Q:  WHO MAY VOTE?

    A: Stockholders of record as of the close of business on April 1, 2003 are entitled to notice of the meeting and to vote on each Proposal submitted to a vote of stockholders at the meeting. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders during ordinary business hours during the ten days prior to the annual meeting at our principal executive offices at Brandywine West, 1521 Concord Pike, Suite 301, Wilmington, DE 19803.

        Each share of common stock, par value $.01 per share, of GrafTech is entitled to one vote. At April 1, 2003, 57,301,937 shares of common stock were outstanding. Those shares were held by 185 stockholders of record.

--------------------------------------------------------------------------------

8.  Q:  WHAT IF I PARTICIPATE IN THE SAVINGS PLAN?

    A: If you participate in the UCAR Carbon Savings Plan, your proxy will represent both the number of shares registered in your name and the number of shares (including company matching contributions made in shares) allocated to your account in the Savings Plan as of April 1, 2003. All of these shares will be voted by the trustee for the Savings Plan in accordance with your directions on the proxy submitted by you.

--------------------------------------------------------------------------------

9.  Q:  WHAT IS A QUORUM?

    A: A quorum is the minimum number of outstanding shares of common stock, the holders of which must be present at a meeting in order to duly convene the meeting. The quorum for our annual meeting is the presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock.

--------------------------------------------------------------------------------

10. Q: WHAT VOTES ARE USED TO DETERMINE THE OUTCOME OF ANY MATTER SUBMITTED TO A VOTE?

    A: Only those votes cast for or against a Proposal are used in determining the results of a vote.

        Abstentions and Broker Non-Votes. The stockholders whose proxies show abstentions or constitute broker non-votes are included for purposes of determining the presence of a quorum. With respect to the approval of any particular Proposal, however, since they are not affirmative votes for the Proposal they have the same effect as votes against the Proposal.

--------------------------------------------------------------------------------

11. Q: HOW MANY VOTES ARE REQUIRED FOR EACH NOMINEE TO BE ELECTED AS A MEMBER OF GRAFTECH'S BOARD OF DIRECTORS?

    A: Each nominee must receive a plurality of the votes cast in order to be elected as a director.

--------------------------------------------------------------------------------

12. Q:  HOW MANY VOTES ARE REQUIRED FOR APPROVAL OF EACH OF PROPOSAL TWO AND
        THREE?

    A: The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of each of Proposal Two and Three

--------------------------------------------------------------------------------

13. Q:  HOW MUCH DID THIS PROXY SOLICITATION COST?

    A: The costs for the solicitation of proxies by GrafTech's Board of Directors is anticipated to be approximately $20,000, which will be borne by us. We will request banks, brokers and other nominees, including custodians and fiduciaries, to forward soliciting material to beneficial owners of our common stock and will pay such persons for forwarding such material. In addition to the solicitation of proxies generally by means of this proxy statement, officers or other employees, without extra remuneration, may solicit proxies by telephone or other means of personal contact.

--------------------------------------------------------------------------------

14. Q: WHO IS GRAFTECH'S INDEPENDENT ACCOUNTANT AND WILL REPRESENTATIVES THEREOF BE AVAILABLE TO RESPOND TO QUESTIONS AT THE MEETING?

    A: Deloitte & Touche LLP was our independent accountant for 2002. [We have not yet selected an indpendent accountant for 2003.]

        Representatives of Deloitte & Touche will be present at the meeting, will be given the opportunity to make a statement if they desire to do so and will respond to appropriate questions of stockholders. Deloitte & Touche has advised us that neither it nor any of its members has any direct financial interest in GrafTech as a promoter, underwriter, voting trustee, director, officer or employee.

--------------------------------------------------------------------------------

15. Q:  WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING DUE?

    A: Any proposal (including any nomination for election to GrafTech's Board of Directors) which a stockholder wishes to have considered for inclusion in the proxy statement for the annual meeting of stockholders for 2004 must be received by the Secretary of GrafTech at GrafTech's principal executive office on or before _________ ___, 200_ and must otherwise comply with SEC rules.

        GrafTech's By-Laws provide, among other things, that written notice of any proposal (including any such nomination) by a stockholder must be received by the Secretary of GrafTech not less than 105 days and not more than 135 days prior to the meeting before such proposal (or nomination) is to be brought, except in certain circumstances, and must contain detailed information regarding the proposal (and, if applicable, the nominee) and the stockholder making the proposal (or nomination), including the name of the stockholder and the number of shares of common stock owned beneficially and of record by the stockholder (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)). Any proposal (other than a nomination for election to GrafTech's Board of Directors) which a stockholder wishes to have considered must also describe, among other things, the stockholder's material direct or indirect interest in GrafTech (including any material direct or indirect interest that his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert) and whether such stockholder (or such affiliates, groups or persons) has solicited, is soliciting or plans to solicit proxies in respect of such matter. A stockholder proposing to nominate a candidate for election to GrafTech's Board of Directors must disclose, among other things, any professional, commercial, business or familial relationship that the stockholder (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)) has to the nominee (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)). The chairperson of the annual meeting for 2004 shall determine whether any such proposal (or nomination) shall have been properly brought. If such proposal (or nomination) is not properly brought, then the chairman shall not allow a vote on the proposal (or nomination).

        Proxyholders named in the proxy accompanying the proxy statement for the annual meeting for 2004 will have discretionary authority to vote on any proposal submitted, other than a proposal that is included in such proxy statement.

                         PROPOSALS ON WHICH YOU MAY VOTE

--------------------------------------------------------------------------------

PROPOSAL ONE:  ELECTION OF DIRECTORS

You may vote on the election of directors. Unless you specify otherwise, either when completing your proxy or a subsequent proxy or by casting a ballot in person at the meeting, your shares represented by a proxy in the form accompanying this proxy statement and returned to the proxyholders named therein will be voted for the election to GrafTech's Board of Directors of each of the eight nominees listed below, beginning on page 6. GRAFTECH'S BOARD OF
DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

PROPOSAL TWO:  AMEND THE MANAGEMENT STOCK INCENTIVE PLAN (SENIOR VERSION)
               TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR AWARDS TO NON-EMPLOYEE DIRECTORS, OFFICERS AND OTHER MANAGEMENT EMPLOYEES

You may vote on approving an amendment to the Management Stock Incentive Plan (Senior Version) to increase the number of shares authorized for awards to non-employee directors, officers and other management employees by 2,500,000 shares. Unless you specify otherwise, either when completing your proxy or a subsequent proxy or by casting a ballot in person at the meeting, your shares represented by a proxy in the form accompanying this proxy statement and returned to the proxyholders named therein will be voted to approve the amendment. GRAFTECH'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

PROPOSAL THREE:   AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
                  INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

You may vote on approving an amendment to the Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 50,000,000 shares. Unless you specify otherwise, either when completing your proxy or a subsequent proxy or by casting a ballot in person at the meeting, your shares represented by a proxy in the form accompanying this proxy statement and returned to the proxyholders named therein will be voted to approve the amendment. GRAFTECH'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

NOMINEES FOR THE BOARD OF DIRECTORS

The eight nominees listed below were unanimously nominated by GrafTech's Board of Directors in accordance with recommendations by the Nominating and Governance Committee. Each nominee has consented to being named as a nominee for election as a director and agreed to serve if elected. Each nominee who is elected will serve as a director until his or her successor is elected at the next annual meeting of stockholders or until his or her earlier removal or resignation. Except as otherwise described below, if any of the nominees is not available for election at the time of the meeting, discretionary authority will be exercised to vote for substitutes designated by GrafTech's Board of Directors unless GrafTech's Board of Directors chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee unavailable. The ages of the nominees are given as of March 1, 2003.

                        GILBERT E. PLAYFORD Director since 1998
                        Age 55

                        Mr. Playford has served as the Chairman of the Board since September 1999. Mr. Playford served as Chief Executive Officer from June 1998 until January 2003 and as President from June 1998 until May 2002. Since January 2003, Mr. Playford has been serving as Chairman of the Board in an executive capacity. He has announced that he intends to retire in June 2003 upon the expiration of his amended employment agreement. Retirement would not affect the continuation of his service as a director or Chairman of the Board in a non-executive capacity.

                        From January 1996 until June 1998, Mr. Playford was the President and Chief Executive Officer of LionOre Mining International Ltd., a Toronto Stock Exchange company which he founded and which is engaged in mining nickel in Botswana and nickel/gold in Australia. Prior to founding LionOre Mining International Ltd., of which he continues to serve as a director and non-executive Deputy Chairman, Mr. Playford spent his career with Union Carbide Corporation. We are the successor to the Carbon Products Division of Union Carbide. Mr. Playford began his career in 1972 with Union Carbide in Canada. In 1989, after several years in Europe and Canada, he was appointed Corporate Vice President, Strategic Planning of Union Carbide. In 1990, he became Vice President, Corporate Holdings of Union Carbide. He assumed the additional responsibility of President and Chief Executive Officer of Union Carbide's Canadian subsidiary in 1991. Mr. Playford was named Vice President, Treasurer and Principal Financial Officer of Union Carbide in 1992. In his capacity as Principal Financial Officer of Union Carbide, he also served as a nominee of Union Carbide on GrafTech's Board of Directors from 1992 until our leveraged equity recapitalization in January 1995. He took on additional duties as Vice President for Union Carbide's latex and paint business in 1993. Mr. Playford left Union Carbide in January 1996.

                        R. EUGENE CARTLEDGE Director since 1996
                        Age 73

                        From 1986 until his retirement in 1994, Mr. Cartledge was the Chairman of the Board and Chief Executive Officer of Union Camp Corporation. Mr. Cartledge retired as Chairman of the Board of Savannah Foods & Industries Inc. in December 1997, and retired as a director of Delta Airlines, Inc. and Sunoco, Inc. in May 2002. He is currently a director of Chase Industries, Inc., Formica Corporation and Blount International, Inc., and President of the Cartledge Foundation.

                        MARY B. CRANSTON Director since 2000
                        Age 55

                        Ms. Cranston is a partner and has served since 1999 as Chairperson of Pillsbury Winthrop LLP, an international law firm. Ms. Cranston is based in San Francisco, California. Ms. Cranston has been practicing complex litigation, including antitrust, telecommunications and securities litigation, with Pillsbury Winthrop LLP since 1975. She is a director of the San Francisco Chamber of Commerce, the Bay Area Council and the Commonwealth Club, and a trustee of the San Francisco Ballet and Stanford University.

                        JOHN R. HALL   Director since 1995
                        Age 70

                        Mr. Hall was Chairman of the Board and Chief Executive Officer of Ashland Inc. from 1981 until his retirement in January 1997 and September 1996, respectively. Mr. Hall had served in various engineering and managerial capacities at Ashland Inc. since 1957. He retired as Chairman of Arch Coal Inc. in 1998. He served as a director of Reynolds Metals Company from 1985 to 2000. Mr. Hall currently serves as a member of the Boards of Bank One Corporation, Canada Life Assurance Company, CSX Corporation, Humana Inc. and USEC Inc. Mr. Hall graduated from Vanderbilt University in 1955 with a degree in Chemical Engineering and later served as Vanderbilt's Board Chairman from 1995 to 1999. Mr. Hall also serves as Chairman of the Blue Grass Community Foundation and the Commonwealth Fund for Kentucky Educational Television, and as President of the Markey Cancer Center Foundation.

                        HAROLD E. LAYMAN   Director since March 2003
                        Age 56

                        From 2001 until his retirement in 2002, Mr. Layman was President and Chief Executive Officer of Blount International, Inc. Prior thereto, Mr. Layman served in other capacities with Blount International, including President and Chief Operating Officer from 1999 to 2001, Executive Vice President and Chief Financial Officer from 1997 to 2000, and Senior Vice President and Chief Financial Officer from 1993 to 1997. From 1981 through 1992, he held various financial management positions with VME Group/Volvo AB. From 1970 to 1980, Mr. Layman held various operations and financial management positions with Ford Motor Company. He is currently a director of Blount International and Von Hoffman Holdings Inc.

                        FERRELL P. MCCLEAN   Director since 2002
                        Age 56

                        Ms. McClean was the Managing Director and Senior Advisor to the head of the Global Oil & Gas Group in Investment Banking at J.P. Morgan Chase & Co. from 2000 through the end of 2001. She joined J.P. Morgan & Co. Incorporated in 1969 and founded the Leveraged Buyout and Restructuring Group within the Mergers & Acquisitions Group in 1986. From 1991 until 2000, Ms. McClean was the Managing Director and co-headed the Global Energy Group within the Investment Banking Group at J.P. Morgan & Co. Ms. McClean is currently a director of Unocal Corporation.

                        MICHAEL C. NAHL   Director since 1999
                        Age 60

                        Mr. Nahl is Senior Vice President and Chief Financial Officer of Albany International Corporation, a manufacturer of paper machine clothing, which are the belts of fabric that carry paper stock through the paper production process. Mr. Nahl joined Albany International Corporation in 1981 as Group Vice President, Corporate and was appointed to his present position in 1983. Mr. Nahl is a director of Lindsay Manufacturing Co. and a member of the Chase Manhattan Corporation Northeast Regional Advisory Board.

                        CRAIG S. SHULAR   Director since January 2003
                        Age 50

                        Mr. Shular became Chief Executive Officer and a director in January 2003 and has served as President since May 2002. From May 2002 through December 2002, he also served as Chief Operating Officer. From August 2001 to December 2002, he served as Executive Vice President of our former Graphite Power Systems Division. He served as Vice President and Chief Financial Officer from January 1999, with the additional duties of Executive Vice President, Electrode Sales and Marketing from February 2000. From 1976 through 1998, he held various financial, production and business management positions at Union Carbide, including the Carbon Products Division from 1976 to 1979.

                             THE BOARD OF DIRECTORS

--------------------------------------------------------------------------------

STRUCTURE OF THE BOARD

o Under the By-Laws, GrafTech's Board of Directors fixes the number of directors. GrafTech's Board of Directors currently consists of eight members, each of whom is an independent director (within the meaning of the current and proposed rules of the NYSE) except for Messrs. Playford and Shular.

o GrafTech's Board of Directors has established three standing committees, each of which is entirely comprised of independent directors, and periodically establishes other committees, in each case so that certain important matters can be addressed in greater depth than may be possible in a meeting of the entire Board. Members of the Audit and Finance Committee must be independent within the meaning of the Sarbanes-Oxley Act of 2002 as well as independent within the meaning of the current and proposed rules of the NYSE. Further, the composition of the membership of Audit and Finance Committee must satisfy the expertise requirements of the current and proposed rules of the NYSE and must include an audit committee financial expert within the meaning of the rules of the SEC.

MEETINGS OF THE BOARD

o    GrafTech's Board of Directors met 10 times during 2002.

o Each director who was then serving attended at least 75% of the total number of meetings of GrafTech's Board of Directors and meetings of committees of GrafTech's Board of Directors of which he or she was a member, except for Ms. Cranston, who attended 71% of such meetings.

COMMITTEES OF THE BOARD

A description of the functions of each committee is set forth on page 10 and the members of each standing committee at April 1, 2003 and the number of meetings held by each standing committee in 2002 are set forth on page 12.

All committees have the authority to retain and pay advisors and conduct investigations without further approval of GrafTech's Board of Directors or management. All such advisors shall report and be responsible directly to the committee which retains them, including the independent accountant (who is required to be retained by the Audit and Finance Committee).

BOARD AND COMMITTEE CHARTERS

GrafTech's Board of Directors and each committee has written corporate governance guidelines (called charters) that, at a minimum, are intended to satisfy the requirements of the current and proposed rules of the NYSE. These guidelines cover such matters as purpose and powers, composition, meetings, procedures, primary responsibilities, and additional activities which GrafTech's Board of Directors or the committee should periodically consider undertaking. Each committee is authorized to exercise all power of GrafTech's Board of Directors with respect to matters within the scope of its charter.

Nothing in the charters of GrafTech's Board of Directors or of any committee shall expand or increase the duties, responsibilities or liabilities of any member under any circumstance beyond those otherwise then existing under applicable law.

CORPORATE GOVERNANCE

The charter of GrafTech's Board of Directors provides, among other things, that:

o a majority of the directors shall be independent within the meaning of the current and proposed rules of the NYSE;

o if a member of the Audit and Finance Committee simultaneously serves on an audit committee of more than three public companies, GrafTech's Board of Directors must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Audit and Finance Committee;

o no director will be nominated for election or re-election if he or she would be age 74 or older at the time of election, unless special circumstances so warrant;

o GrafTech's Board of Directors shall meet in regular sessions at least six times annually (including the annual retreat described below);

o GrafTech's Board of Directors shall have an annual extended retreat with executive officers at which there will be a full review of financial statements and financial disclosures, long-term strategies, plans and risks, and current developments in corporate governance; and

o non-management directors will meet in executive session at least once annually.

The charter requires GrafTech's Board of Directors, in consultation with the General Counsel, to establish a means for stockholders and employees to communicate with non-management directors and that the name of each such presiding director and the means for such communication shall be disclosed in the annual proxy statement. A majority of the non-management directors choose the director who presides at the meetings of non-management directors. R. Eugene Cartledge is currently serving as such presiding director. Any such communication to the presiding director should be directed to either one of the following individuals: M. Ridgway Barker or Randi-Jean G. Hedin, Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, (203) 324-1400 (phone), (203) 327-2669 (fax), and mrbarker@kelleydrye.com or rhedin@kelleydrye.com.

CODE OF CONDUCT AND ETHICS

We have had for many years a Code of Conduct and Ethics, and have recently strengthened it. The Code of Conduct and Ethics applies to all employees, including senior executives and financial officers, as well as all directors. It is intended, at a minimum, to comply with the current and proposed rules of the NYSE as well as the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder by the SEC. A copy of our Code of Conduct and Ethics is available on our Web site at http://www.graftech.com. The information contained on the Web site is not part of this proxy statement.

                             COMMITTEES OF THE BOARD

--------------------------------------------------------------------------------

AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee assists GrafTech's Board of Directors in discharging and performing its duties and responsibilities with respect to the financial affairs of the Corporation. Without limiting the scope of such activities, the Committee shall:

o select, retain, evaluate and, as appropriate, terminate and replace the independent accountant;

o review and, as appropriate, approve, prior to commencement, all audit and non-audit services to be provided by the independent accountant;

o review regularly with the independent accountant any audit problems or difficulties and management's response thereto;

o resolve or direct the resolution of all material disagreements between management and the independent accountant regarding accounting and financial reporting;

o    review periodically (i) all critical accounting policies and practices,
     (ii) all significant accounting estimates, (iii) all significant off balance sheet financing arrangements and their effect on the financial statements, (iv) all significant valuation allowances and liability, restructuring and other reserves, and (v) the effect of regulatory and accounting initiatives;

o meet at least once annually with management, the director of the internal audit department, the General Counsel and the independent accountant in separate private sessions;

o review, evaluate and, as appropriate, approve all transactions with affiliates, related parties, directors and executive officers;

o assess at least annually the adequacy of codes of conduct, including codes relating to ethics, integrity, conflicts of interest, confidentiality, public disclosure and insider trading and, as appropriate, adopt changes thereto;

o direct the establishment of procedures for the receipt and retention of, and the response to, complaints received regarding accounting, internal control or auditing matters; and

o direct the establishment of procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The charter of the Committee is attached to this proxy statement as Appendix A.

ORGANIZATION, COMPENSATION AND PENSION COMMITTEE

The Organization, Compensation and Pension Committee assists GrafTech's Board of Directors in discharging and performing its duties and responsibilities with respect to management compensation and succession, employee benefits and director compensation. Without limiting the scope of such activities, the Committee shall:

o annually determine the compensation of the chief executive officer and the corporate goals and objectives relevant thereto and evaluate the performance of the chief executive officer in light of such goals and objectives;

o review and evaluate compensation (including incentive compensation) for senior management and determine compensation for directors;

o review organizational systems and plans, including those relating to management development and succession planning, including contingency planning for unanticipated sudden developments; and

o    administer stock-based compensation plans.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee assists GrafTech's Board of Directors in discharging and performing its duties and responsibilities with respect to nomination of directors, selection of committee members, assessment of performance of GrafTech's Board of Directors and other corporate governance matters. Without limiting the scope of such activities, the Committee shall:

o review candidates for nomination for election as directors submitted by directors, officers, employees and stockholders; and

o review at least annually the current directors of GrafTech's Board of Directors to determine whether such individuals are independent under the current and proposed rules of the NYSE and the Sarbanes-Oxley Act of 2002.

To submit a nominee for election as a director for consideration by the Nominating and Governance Committee, a stockholder must submit a written request to that effect to the Secretary of GrafTech at GrafTech's principal executive office. Any such request will be subject to the requirements described in the Answer to Question 15 on page 4.

                        BOARD COMMITTEE MEMBERSHIP ROSTER

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                   ORGANIZATION,            NOMINATING AND
                       NAME                            AUDIT AND FINANCE     COMPENSATION AND PENSION         GOVERNANCE
--------------------------------------------------------------------------------------------------------------------------------

GILBERT E. PLAYFORD
--------------------------------------------------------------------------------------------------------------------------------

R. EUGENE CARTLEDGE x x(1)
--------------------------------------------------------------------------------------------------------------------------------

MARY B. CRANSTON(2)                                                                      x                        x
--------------------------------------------------------------------------------------------------------------------------------

JOHN R. HALL                                                                           x(1)                      x(3)
--------------------------------------------------------------------------------------------------------------------------------

HAROLD E. LAYMAN(2)                                            x
--------------------------------------------------------------------------------------------------------------------------------

THOMAS MARSHALL(4)                                                                       x
--------------------------------------------------------------------------------------------------------------------------------

FERRELL P. MCCLEAN                                             x
--------------------------------------------------------------------------------------------------------------------------------

MICHAEL C. NAHL(5)                                           x(1)
--------------------------------------------------------------------------------------------------------------------------------

CRAIG S. SHULAR
--------------------------------------------------------------------------------------------------------------------------------

NUMBER OF MEETINGS IN 2002                                    11                         9                        2
--------------------------------------------------------------------------------------------------------------------------------

(1)  Committee Chairperson.

(2) On March 10, 2003, Mr. Layman replaced Ms. Cranston as a member of the Audit and Finance Committee, at which time Ms. Cranston joined the Organization, Compensation and Pension Committee.

(3) On March 10, 2003, Mr. Hall replaced Mr. Nahl as a member of the Nominating and Governance Committee.

(4) Mr. Marshall, having attained the mandatory retirement age set by GrafTech's Board of Directors, will retire as a director effective May 28, 2003.

(5) Mr. Nahl has been designated by GrafTech's Board of Directors as an audit committee financial expert within the meaning of the rules of the SEC.

                        CHANGE IN INDEPENDENT ACCOUNTANT

--------------------------------------------------------------------------------

On May 8, 2001, GrafTech's Board of Directors, upon the recommendation of the Audit and Finance Committee, appointed Deloitte & Touche LLP as the independent accountant to audit the financial statements of GrafTech and its consolidated subsidiaries for the fiscal year ending December 31, 2001. Deloitte & Touche replaced GrafTech's prior independent accountant, KPMG LLP. GrafTech's Board of Directors appointed Deloitte & Touche after the completion of a proposal process.

The report of KPMG on the consolidated financial statements of GrafTech as of and for the fiscal year ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion. This report was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2000 and during the period between December 31, 2000 and May 8, 2001, there were no disagreements between KPMG and GrafTech on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report. Furthermore, during the fiscal year ended December 31, 2000 and during the period between December 31, 2000 and May 8, 2001, there were no reportable events (as described in Paragraph 304(a)(1)(v) of Regulation S-K adopted by the SEC).

During the fiscal year ended December 31, 2000 and during the period between December 31, 2000 and May 8, 2001, neither GrafTech nor anyone on its behalf consulted Deloitte & Touche regarding either (i) the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on GrafTech's consolidated financial statements or (ii) any matter that was either the subject of a disagreement (as described in Paragraph 304(a)(1)(iv) of Regulation S-K adopted by the SEC) or a reportable event (as described in Paragraph 304(a)(1)(v) of Regulation S-K adopted by the SEC).

GrafTech provided KPMG with a copy of this disclosure and requested KPMG to furnish GrafTech with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of KPMG's letter was filed as an exhibit to the Current Report on Form 8-K filed by GrafTech with the SEC on May 15, 2001 to report this event.

                       AUDIT AND FINANCE COMMITTEE REPORT

--------------------------------------------------------------------------------

GrafTech's management is responsible for its financial reporting, including design and implementation of internal controls and preparation of consolidated financial statements in accordance with generally accepted accounting principles. GrafTech's independent accountant is responsible for auditing those consolidated financial statements. The Committee is responsible for overseeing those activities. The Committee does not and is not required to prepare or review financial records, prepare or audit financial statements, design or implement internal controls, make estimates or select principles used for financial reporting, or identify or eliminate financial risks or non-compliance with applicable law. Therefore, the Committee relies, without independent verification, on representations and information provided by management (including executive, financial, legal and internal audit management) and representations and reports by the independent accountant that, among other things, the consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, the independent accountant is in fact "independent" and an audit does in fact provide reasonable assurance as to the matters covered thereby.

The Committee reviewed and discussed GrafTech's audited consolidated financial statements for the year ended December 31, 2002 with GrafTech's management and Deloitte & Touche LLP, GrafTech's independent accountant. The Committee also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). This included a discussion of the independent accountant's judgment as to the quality, as well as the acceptability, of GrafTech's accounting principles and such other matters that generally accepted auditing standards require to be discussed with an audit committee. The Committee also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee discussed with Deloitte & Touche the independence of Deloitte & Touche from GrafTech and its management. The Committee also determined that the provision of non-audit services by Deloitte & Touche to GrafTech and its subsidiaries was compatible with the maintenance by Deloitte & Touche of its independence from GrafTech.

Based on its review and discussions noted above, the Committee recommended to GrafTech's Board of Directors that it approve, and GrafTech's Board of Directors approved, the inclusion of GrafTech's audited consolidated financial statements in GrafTech's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC.

All professional services rendered by Deloitte & Touche during 2002 were furnished at customary rates. Below is a summary of the fees GrafTech and its subsidiaries paid to Deloitte & Touche for services provided in 2002:

o AUDIT FEES: GrafTech and its subsidiaries paid Deloitte & Touche approximately $908,225 in connection with its audit of the annual consolidated financial statements for 2002 and its reviews of the quarterly consolidated financial statements for 2002.

o FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: Neither GrafTech nor its subsidiaries paid any financial information systems design and implementation fees to Deloitte & Touche for 2002.

o ALL OTHER FEES: GrafTech and its subsidiaries paid Deloitte & Touche approximately $1,728,718 of other fees, including:

     o approximately $540,459 for tax and related services in connection with the corporate realignment of GrafTech's subsidiaries;

     o approximately $360,246 for other tax services, including tax compliance services; and

     o approximately $471,602 for services in connection with assurance services associated with GrafTech's refinancing activities.


                             AUDIT AND FINANCE COMMITTEE
                             as of December 31, 2002

                             Michael C. Nahl, Chairperson
                             Mary B. Cranston
                             Ferrell P. McClean

             ORGANIZATION, COMPENSATION AND PENSION COMMITTEE REPORT

--------------------------------------------------------------------------------

The philosophy of GrafTech's Board of Directors and the Committee has always been, and continues to be, to compensate management in a manner and an amount that enables GrafTech to seek to:

o attract and retain qualified individuals and motivate them to devote effort, initiative and ability commensurate with the extraordinary challenges that GrafTech faces; and

o    align their interests with the interests of stockholders.

GrafTech seeks to implement this philosophy, with respect to management employees, through a combination of base compensation (including benefits) and stock- and cash-based incentives. In general, base compensation is intended to be sufficient to attract and retain qualified employees. Stock-based incentive compensation is designed to reward management for increases in the market value of the common stock. The Committee believes that this is the primary interest of stockholders and that, over the long term, improvements in the performance of GrafTech's business will be the primary driver of such increases. The Committee also recognizes that, notwithstanding improvements in performance, increases in market value may not be realized on a timely basis due to external factors beyond management's control. The Committee believes that cash-based incentive compensation is an important element in keeping management focused on improving GrafTech's performance despite the impact of those external factors on stock-based incentives.

Implementation of this philosophy is tempered by several factors. First, competition for qualified management employees is intense. Second, GrafTech continues to be highly leveraged and focused on maximizing uses of available cash to reduce debt and satisfy legacy antitrust obligations incurred due to activities of former management. At the same time, it has encountered challenging economic and industry conditions. Moreover, these same factors create extraordinary demands, in terms of time, effort and commitment, on our management employees.

Consistent with this philosophy and these factors, compensation of senior management for 2002 consisted primarily of base salary and restricted stock. For 2002, each of these components was awarded to the Chief Executive Officer by GrafTech's Board of Directors based on recommendations of the Committee and to the other members of senior management by GrafTech's Board of Directors based on recommendations by the Chief Executive Officer as well as the Committee. For 2003, each of these components has been or will be awarded to the Chief Executive Officer by the Board based on recommendations by the Committee and to other members of senior management after the Committee reviews recommendations with respect thereto by the Chief Executive Officer .

Base salary for each member of senior management is determined after taking into account his or her current or new position and current base salary, salaries and other compensation offered by other companies for individuals in equivalent positions, the performance during the prior year of the business or functional unit for which he or she was responsible and, to the extent relevant, the geographic area in which he or she is or will be employed.

Annual cash bonuses awarded to each member of senior management are determined based on the factors mentioned above, achievement of specified goals during the prior year and performance of GrafTech as a whole during the prior year. Annual cash bonuses for each year are determined and payable in the following year. The specified goals for 2002 related to return on invested capital, net debt and strategic milestones. While those goals were achieved in part, annual cash bonuses for 2002 were not awarded by GrafTech's Board of Directors due to GrafTech's financial performance during 2002. The specified goals for 2003 relate to cash flow from GrafTech's lines of businesses and strategic milestones.

Stock options, restricted stock and other equity-based awards granted to each member of senior management are determined based on the same factors as those mentioned above. A grant of 412,200 shares of restricted stock was made in March 2002 to over 170 management employees, including members of senior management. The vesting of the restricted stock was accelerated by GrafTech's Board of Directors on June 28, 2002 in recognition of extraordinary efforts by employees under difficult circumstances, including the absence of cash bonuses for the second year in a row. No stock options were granted to members of senior management in 2002.

Subject to the provisions of his amended employment agreement, Mr. Playford's compensation for 2002 was determined on the same basis as other members of senior management (commensurate with his position). Mr. Playford's original employment agreement and an amendment thereto that became effective in July 2002 are described on page 21. The Committee approved this amendment in order to enable him to defer any decision on his part regarding renewal or non-renewal of his employment agreement until the end of 2002. The Committee believed that such deferral was important to enable management to continue to focus on demands of the challenging business conditions and to enable the Committee to continue to evaluate succession plans. In light of GrafTech's financial performance, Mr. Playford did not receive any annual cash bonus in 2002 (for 2001) or in 2003 (for 2002). He received 54,000 of the shares of restricted stock awarded in 2002 as described above.

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility by public companies of certain executive compensation in excess of $1 million per executive per year, but excludes from the calculation of the $1 million limit certain elements of compensation, including performance-based compensation, provided that certain requirements are met. While the Committee and GrafTech's Board of Directors consider the impact of Section 162(m) in connection with implementing the philosophy described above, they do not believe that Section 162(m) is a significant factor in determining the amount or types of compensation to be paid to senior management or the conditions to payment of such compensation.

                           ORGANIZATION, COMPENSATION
                           AND PENSION COMMITTEE
                           as of December 31, 2002

                           John R. Hall, Chairperson
                           R. Eugene Cartledge
                           Thomas Marshall

                              DIRECTOR COMPENSATION

--------------------------------------------------------------------------------

The philosophy of GrafTech's Board of Directors has always been, and continues to be, to compensate non-employee directors in a manner and an amount that enables us to attract and retain qualified and experienced individuals, motivate them to devote time and effort commensurate with the challenges that GrafTech faces and align their interests with the interests of stockholders. Competition for and retention of qualified and experienced directors is particularly intense in the current corporate governance environment. Moreover, the challenges that we face create significant demands, in terms of time, effort and ability, on our non-employee directors. GrafTech's Board of Directors seeks to implement this philosophy through a combination of cash payments and stock-based incentives that achieves an appropriate total compensation level. Currently, non-employee directors are entitled to receive the compensation described below.

o Annual Retainer: $25,000 ($27,000, if chairperson of one or more committees).

o Meeting Fee: $1,000 for each Board and committee meeting attended, including attendance by telephone.

o Stock Option Grants: Options for the purchase of shares of common stock as described below.

Employee directors do not receive compensation for rendering services as directors. All directors are entitled to reimbursement for expenses incurred in rendering services as directors.

STOCK OPTION GRANTS. GrafTech's Board of Directors has adopted a policy of granting to non-employee directors then serving options to purchase that number of shares of common stock fixed annually by GrafTech's Board of Directors or, beginning in 2003, the Organization, Compensation and Pension Committee (the "ANNUAL GRANTS"). For 2002 and 2003, GrafTech's Board of Directors fixed that number of shares of common stock so that the value of the options granted approximates $33,000. For 2002, that number was 6,200 shares and, for 2003, was 12,800 shares. GrafTech's Board of Directors has also adopted a policy of granting to non-employee directors options to purchase 5,000 shares of common stock (the "INITIAL GRANTS") as well as a prorated portion of the Annual Grants upon their initial election as directors. All of these options vest one year after the date of grant so long as the director is then serving as a director. The exercise price per share of these options is fair market value on the date of grant, which is defined under the relevant stock incentive plan as the closing sale price of a share of common stock on the last trading date preceding the date of grant. Vested options granted to a non-employee director expire upon the earlier of ten years after the date of grant or four years after the director ceases to be a director. Other provisions relating to these options are the same as those relating to options granted to management employees as described on page 22.

OTHER COMPENSATION. GrafTech's Board of Directors has in the past and the Organization, Compensation and Pension Committee may in the future award additional cash- or stock-based compensation to one or more directors for special services rendered to GrafTech.

Non-employee directors have in the past agreed to accept, in lieu of cash payment of retainers and accrued meeting fees, a grant of options with a value that approximates the amount of such retainers and accrued meeting fees. Options granted in lieu of retainers vest ratably over the year to which the retainers relate. Options granted in lieu of accrued meeting fees vest immediately. The exercise price, terms and other provisions are the same as those described above. No such options were granted for service as a director in 2002. The Organization, Compensation and Pension Committee has authorized us to offer non-employee directors the opportunity to receive deferred stock in lieu of a portion of their retainers and accrued meeting fees for services in 2003. Neither the offer nor any acceptance is contingent upon stockholder approval of Proposal Two. Deferred stock is a share of common stock which has been awarded to a recipient for delivery at a later date, but is not subject to forfeiture. Such later date is the earlier of a date specified by the recipient (that is in a year after the year during which the election is made), the date on which a change of control (as described on page 23) occurs or the date on which the recipient ceases to be a director.

         STOCK OWNERSHIP GUIDELINES FOR DIRECTORS AND SENIOR MANAGEMENT

--------------------------------------------------------------------------------

Currently, GrafTech's Board of Directors has adopted guidelines for ownership of common stock by directors and senior management. Compliance with the guidelines is voluntary.

Under the guidelines, each non-employee director should, within a reasonable period of time after election as a director, own shares of common stock with a market value equal to at least two times his or her annual retainer. GrafTech's Board of Directors has adopted a policy providing that we will not finance the purchase or holding of these shares by directors.

In addition, under the guidelines, certain members of senior management should, within five years after appointment as a member of senior management, own shares of common stock with a market value equal to his or her annual base salary (or, in the case of the Chief Executive Officer, three times his or her annual base salary).

                             EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

The following table sets forth certain information concerning compensation received by the Chief Executive Officer at December 31, 2002 and each of our other four most highly compensated executive officers at December 31, 2002 who received total salary and bonus compensation in excess of $100,000 for services rendered in all capacities (including service as a director of GrafTech or an officer or director of one or more of our subsidiaries) during our last fiscal year. The individuals listed in the following table are sometimes called the "named executive officers."


                          SUMMARY COMPENSATION TABLE(A)

--------------------------------------------------------------------------------  -----------------------------------------
                                                     ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                                                                           AWARDS
                                             ------------------------------------  ------------------------  --------------
   NAME AND PRINCIPAL POSITIONS                         VARIABLE     OTHER ANNUAL  RESTRICTED  SECURITIES     ALL OTHER
                AT                                    COMPENSATION   COMPENSATION     STOCK    UNDERLYING    COMPENSATION
         DECEMBER 31, 2002          YEAR     SALARY        (B)           (C)        AWARDS(D)    OPTIONS         (E)
--------------------------------  ---------  -------------------------------------  ------------------------  --------------

GILBERT E. PLAYFORD                 2002     $650,000       $    --       $337,205  $  581,580          --          $85,029
Chairman of the Board and Chief     2001      650,000            --        200,729          --     274,000           83,695
Executive Officer(f)                2000      650,000            --        213,447   1,756,000     300,000           86,474

----------------------------------------------------------------------------------------------------------------------------

CORRADO F. DE GASPERIS              2002      235,318            --        134,212     177,705          --           22,481
Vice President, Chief Financial     2001      218,333            --         55,584          --      57,500           13,683
Officer and Chief Information       2000      205,668            --         22,364          --      90,000           14,033
Officer(g)
----------------------------------------------------------------------------------------------------------------------------

SCOTT C. MASON                      2002      303,687            --         51,940     215,400          --           27,052
Executive Vice President, Advanced  2001      270,963            --         44,266          --      87,000           16,854
Energy Technology(h)                2000      168,750       155,000         93,614          --     230,000            5,625
----------------------------------------------------------------------------------------------------------------------------

KAREN G. NARWOLD                    2002      235,318            --        208,162     177,705          --           14,809
Vice President, General Counsel,    2001      212,500            --         45,218          --      57,500           11,419
Human Resources and Secretary(i)    2000      195,000            --         27,847          --      70,000           12,387
----------------------------------------------------------------------------------------------------------------------------

CRAIG S. SHULAR                     2002      388,242            --        216,808     215,400          --           18,996
President and Chief Operating       2001      279,297            --         58,623          --      87,000           18,449
Officer(j)                          2000      266,667            --         27,683          --     130,000           19,213
----------------------------------------------------------------------------------------------------------------------------


(a) Includes, for each year, compensation earned but deferred under compensation deferral or other applicable plans or statutory provisions.

(b) For Mr. Mason, for 2000, consists of a one-time sign-on bonus paid upon commencement of employment.

(c) Includes for 2002, 2001 and 2000 (respectively and as applicable, except as otherwise noted): for Mr. Playford, $32,655, $7,268 and $17,843, for Mr. De Gasperis, $6,175, $5,925 and $3,750, for Mr. Mason, $6,175, $4,440 and
     $13,475, for Ms. Narwold, $6,175, $5,925 and $3,750, and for Mr. Shular,
     $6,175, $5,925 and $3,750, of financial planning services and related tax advice and, in certain cases, tax return preparation services; for Mr. Playford, $279,676, $136,923 and $172,319, for Mr. De Gasperis, $32,525,
     $14,791 and $18,614, for Mr. Mason, $4,111, $19,016 and $18,099, for Ms.
     Narwold, $56,570, $12,677 and $15,954, and for Mr. Shular, $74,424, $19,016
     and $23,933, of imputed interest income and reimbursement for tax liabilities on non-interest bearing loans made under various programs and, for 2002, loan forgiveness and reimbursement for tax liabilities thereon as described under "Certain Transactions" on page 30; for Mr. Playford, $21,176, $19,576 and $23,285, for 2000, for Mr. Mason, $14,750, for 2002,
     for Ms. Narwold, $20,541, and for 2002, for Mr. Shular, $41,186, of reimbursement for miscellaneous expenses and, if applicable, reimbursement for tax liabilities thereon; for Mr. Playford, $3,698, $36,962 and $0, for Mr. De Gasperis, $45,512, $34,868 and $0, for Mr.

     Mason, $41,654, $20,810 and $47,290, for Ms. Narwold, $124,876, $26,616 and
     $8,143, and for Mr. Shular, $24,257, $22,721 and $0, of reimbursement for relocation expenses and, if applicable, reimbursement for tax liabilities thereon; and for 2002 and 2001, for Mr. Shular, $70,766 and $10,961, for allowances for international service; and, for 2002, for Mr. De Gasperis, a one-time special recognition award of $50,000.

(d) For 2002, based on $10.77, the closing price of the common stock on the NYSE on February 28, 2002, the day prior to the date of grant; and, for 2000, for Mr. Playford, based on $17.56, the closing price of the common stock on the NYSE on January 5, 2000, the date of grant. At December 31, 2002, based on $5.96, the closing price of the common stock on the NYSE on such date, the number and value of shares held was: for Mr. Playford, 54,000 shares at $321,840 and 100,000 shares at $596,000, for Mr. De
     Gasperis, 10,824 shares at $64,511, for Mr. Mason, 13,210 shares at $78,732, for Ms. Narwold, 10,824 shares at $64,511, and for Mr. Shular, 14,310 shares at $85,288. The shares granted to Mr. Playford in 2000 will vest upon his retirement on June 22, 2003. Any dividend payable on the common stock shall be payable on all unvested shares of restricted stock upon vesting.

(e) Includes for 2002, 2001 and 2000 (respectively and as applicable, except as otherwise noted): for Mr. Playford, $74,100, $74,062 and $77,100, for Mr. De Gasperis, $4,977, $4,050 and $4,803, for Mr. Mason, $11,163 and $10,479,
     for Ms. Narwold, $6,809, $5,044 and $6,012, and for Mr. Shular, $10,996,
     $12,074 and $12,838, for annual life insurance premiums paid under a split dollar life program; for Mr. Playford, $10,929, $9,633 and $9,374, for Mr. De Gasperis, $10,214, $9,633 and $9,230, for Mr. Mason, $8,011, $6,375 and
     $5,625, for Ms. Narwold, $8,000, $6,375 and $6,375, and for Mr. Shular,
     $8,000, $6,375 and $6,375, for employer contributions to the Savings Plan; and, for 2002, for Mr. De Gasperis, $7,290, and for Mr. Mason, $7,878, for employer contributions to a defined contribution retirement plan. The amount of the whole life insurance portion of the split dollar life contract reported as paid for the executive is the entire premium minus that portion of the premium actually paid by the executive. We recover our contributions following the later of attainment of age 65 or fifteenth year of participation. The split dollar life program was terminated effective March 31, 2003.

(f) Mr. Playford joined us as Chief Executive Officer and President in June 1998 and served as President until May 2002 and Chief Executive Officer until December 2002. He became Chairman of the Board in September 1999.

(g) Mr. De Gasperis joined us as Controller in July 1998, became Vice President and Chief Information Officer in February 2000 and became Vice President, Chief Financial Officer and Chief Information Officer in August 2001.

(h) Mr. Mason joined us as Director of Mergers and Acquisitions of GrafTech and Chief Financial Officer of our subsidiary, Advanced Energy Technology Inc., in April 2000, became Executive Vice President, Advanced Energy Technology Division, in August 2001 and became President, Graphite Power Systems, in January 2003.

(i) Ms. Narwold joined us as Regulatory and Commercial Counsel in July 1990, became Assistant General Counsel in May 1995, became Deputy General Counsel in January 1999, became Vice President, General Counsel and Secretary in September 1999 and became Vice President, General Counsel, Human Resources and Secretary in August 2001.

(j) Mr. Shular joined us as Vice President and Chief Financial Officer in January 1999, became Executive Vice President, Electrode Sales and Marketing, and Chief Financial Officer in February 2000, became Executive Vice President, Graphite Power Systems Division, in August 2001, became President and Chief Operating Officer in May 2002 and became Chief Executive Officer and President in January 2003.

OPTION GRANTS, EXERCISES AND VALUES

No options to purchase shares of common stock were granted to the named executive officers during 2002. The following table sets forth certain information relating to the exercise of previously granted options by the named executive officers during 2002.

                       AGGREGATED OPTION EXERCISES IN 2002
                     AND OPTION VALUES AT DECEMBER 31, 2002

-------------------------------------------------------------------------------------------------------------------------------
                                   NUMBER OF                       NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                     SHARES                       UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                  ACQUIRED ON      VALUE       OPTIONS AT DECEMBER 31, 2002           DECEMBER 31, 2002
              NAME                  EXERCISE      REALIZED      (EXERCISABLE/UNEXERCISABLE)      (EXERCISABLE/UNEXERCISABLE)
-------------------------------------------------------------------------------------------------------------------------------

GILBERT E. PLAYFORD                   --            --               941,000/233,000                       $0/$0
-------------------------------------------------------------------------------------------------------------------------------

CORRADO F. DE GASPERIS                --            --                168,500/75,000                        0/0
-------------------------------------------------------------------------------------------------------------------------------

SCOTT C. MASON                        --            --               145,000/172,000                        0/0
-------------------------------------------------------------------------------------------------------------------------------

KAREN G. NARWOLD                      --            --                127,579/76,667                        0/0
-------------------------------------------------------------------------------------------------------------------------------

CRAIG S. SHULAR                       --            --               265,000/102,000                        0/0
-------------------------------------------------------------------------------------------------------------------------------

EMPLOYMENT AND OTHER AGREEMENTS

In June 1998, we entered into a five-year employment agreement with Mr. Playford to serve as President and Chief Executive Officer, which was amended in August 2001 and July 2002. The agreement, as amended in 2001, provided for automatic renewal for successive additional one-year terms, unless we gave written notice of non-renewal no later than 90 days prior to any renewal date or Mr. Playford gave written notice of non-renewal at least one year prior to the first renewal date or nine months prior to any subsequent renewal date. In July 2002, the agreement was further amended to enable Mr. Playford to defer any decision on his part regarding renewal or non-renewal until the end of 2002. This amendment also provided that, following the promotion of Mr. Shular to President (which promotion was made in May 2002), Mr. Playford would thereafter serve as Chairman of the Board and Chief Executive Officer. This amendment further provided that, if Mr. Playford gave notice of non-renewal before the end of 2002, then GrafTech's Board of Directors would have the right at any time to elect a new Chief Executive Officer and, upon such election, Mr. Playford would become an executive Chairman of the Board. Mr. Playford has elected to retire on June 22, 2003 (which is the expiration date of the agreement) and gave such a notice of non-renewal. Mr. Shular was elected Chief Executive Officer effective January 1, 2003. As an executive Chairman of the Board, Mr. Playford will continue to serve under the amended agreement as an employee and a senior executive officer until June 22, 2003.

Under the original agreement, Mr. Playford was entitled to receive a base salary in 2002 (as previously increased by GrafTech's Board of Directors) of $650,000 and an annual cash bonus for 2002 (commensurate with his position). In addition, for the purpose of calculating Mr. Playford's benefits under the UCAR Carbon Retirement Program, (1) Mr. Playford earns, ratably over the initial five-year term of the agreement, credit for 26.5 years of prior service, substantially all of which was with Union Carbide, and (2) the amount of benefits receivable by Mr. Playford under the UCAR Carbon Retirement Program will be likewise ratably offset by the amount of benefits receivable by him under the Union Carbide Retirement Program. The amendments did not change these provisions. Under the amended agreement, Mr. Playford is entitled to an annual salary of $400,000 in 2003 and an annual cash bonus of $250,000 for 2003. These amounts are prorated for the period through his retirement on June 22, 2003 or his earlier termination of employment. In addition, under the amended agreement, for purposes of calculating benefits under our retirement, disability and other benefit plans only, upon retirement on June 22, 2003 or earlier termination of employment due to death or disability, Mr. Playford shall be deemed to have received a cash bonus equal to 100% of his target award for 2002 (which was $487,500) and a salary for 2003 equal to the greater of $650,000 (prorated on the same basis as described above) or his actual salary earned.

At the time he entered into the original agreement, Mr. Playford received options to purchase 300,000 shares of common stock. The exercise price per share of the options ($30.58 per share) was equal to the fair market value at the date of grant, which was defined at that time under the relevant stock incentive plan as the average of the high and low trading prices for the 20 business days immediately preceding the date of grant. The options expire in January 2007. In 1998, Mr. Playford received options to purchase 300,000 shares of common stock. The options have an exercise price per share of $17.06 and expire in September 2008. In 2000, Mr. Playford received options to purchase 300,000 shares of common stock. The options have an exercise price per share of $8.56 and expire in December 2010. In 2001, Mr. Playford received options to purchase 274,000 shares of common stock. The options have an exercise price of $8.85 per share. Options covering 41,000 of these shares vested on the date of grant and options covering the remaining 233,000 of these shares will vest in September 2003 or sooner if accelerated pursuant to the amended agreement. The options expire in September 2011. Other provisions relating to the options are described below. In recognition of Mr. Playford's appointment as Chairman of the Board in September 1999, in addition to President and Chief Executive Officer, and to provide incentives to him during difficult operating circumstances, GrafTech's Board of Directors approved a grant to Mr. Playford of 100,000 shares of restricted stock, of which 70,000 shares were to vest in June 2003 and 30,000 shares were to vest in December 2004, in both cases assuming Mr. Playford was still employed by us. The grant was effective on January 1, 2000. Under the amended agreement, upon his retirement on June 22, 2003, all unvested options and restricted stock granted to Mr. Playford shall vest.

The original agreement provides for termination (subject to certain notice and other procedural provisions) by us for cause or without cause or by Mr. Playford for good reason and contains a noncompetition covenant which continues for a period of two years beyond the expiration of the then current term. If we terminate Mr. Playford's employment without cause or Mr. Playford resigns for good reason, then Mr. Playford will be entitled to severance payments and enhanced pension benefits and all of his years of prior service, substantially all of which was with Union Carbide, will be immediately recognized. Those severance payments will equal 2.99 times the sum of Mr. Playford's base salary and the cash bonus paid or payable for the calendar year ending on or immediately before termination. Mr. Playford's pension benefits will be enhanced by assuming that he had an additional three years of age and three years of service. These benefits are payable commencing immediately following termination of employment and are not reduced for early commencement of benefits. The amendments did not change these provisions.

We have agreed that, for the purpose of calculating Mr. Mason's and Mr. Shular's benefits under the UCAR Carbon Retirement Program, Mr. Mason and Mr. Shular earn, ratably over five years, credit for 18.5 years and 22.5 years, respectively, of prior service, all of which was with Union Carbide, with the same offset arrangement as Mr. Playford. We have agreed to accelerate the earning of prior years of service for Messrs. Mason and Shular upon the freezing of the UCAR Carbon Retirement Program as of March 31, 2003 as described under "Retirement Program" on page 24.

GrafTech's Board of Directors has approved severance compensation agreements for the named executive officers and other members of senior management. In the case of the named executive officers, the agreements provide for severance compensation equal to 2.99 times the officer's base salary and, with respect to U.S. employees, extended insurance coverage and reimbursement for certain excise tax liabilities (and income tax liabilities on this reimbursement). The officers are entitled to the compensation if they are terminated (other than for cause) or resign for good reason within three years after a change of control. A change of control has the same meaning under the agreements as it has under the stock incentive plans described below

STOCK-BASED INCENTIVE PLANS

We maintain several plans which provide for the grant of awards or rights to management employees that are valued or measured in whole or in part in reference to, or are otherwise based on, the common stock, including options, restricted stock, phantom stock, stock units and performance shares. Non-employee directors are eligible to receive awards under one of the plans. The plans have been and, subject to limitations imposed by the rules of the NYSE, may be amended from time to time without stockholder approval (except in the case of one plan, certain amendments of which would require shareholder approval, under which 373,000 shares of common stock remain available for issuance). The number of shares of common stock still reserved under plans in which named executive officers and non-employee directors are eligible to participate was 5,962,504 as of April 1, 2003, of which 4,837,771 were subject to then outstanding options. Any shares subject to, and the exercise or measurement prices of, awards are subject to adjustment for stock dividends, stock splits, and certain business combinations and other events.

Management employees have been and may be granted vested or unvested awards at the discretion of GrafTech's Board of Directors or the Organization, Compensation and Pension Committee. Unvested awards granted to management employees have vested or may vest on satisfaction of such employment or performance conditions as may be imposed by GrafTech's Board of Directors or the Organization, Compensation and Pension Committee at the time of grant. GrafTech's Board of Directors or the Organization, Compensation and Pension Committee has the right to accelerate the vesting of any or all unvested awards at any time. The exercise price per share of options is determined by GrafTech's Board of Directors or the Organization, Compensation and Pension Committee at the time of grant and may not be less than the fair market value of a share of common stock. The definition of fair market value under those plans means the closing sale price of a share of common stock on the last trading day preceding the date of grant. The exercise price of options may, under certain circumstances, be paid with the proceeds from the sale of shares to be issued upon exercise of such options. A third-party broker assists in the administration of the plans. All options which have been granted, and substantially all options which may be granted, under the plans are nonqualified stock options. Options awarded to employees expire on, among other dates, the date fixed by GrafTech's Board of Directors or the Organization, Compensation and Pension Committee at the time the options are granted, but must expire within 10 years after the date of grant (except in the case of one plan which previously provided that options must expire within 12 years of the date of grant). Subject to the limitations with respect to term and exercise price of options described above, GrafTech's Board of Directors or the Organization, Compensation and Pension Committee has the authority to establish the terms and conditions of all awards at the time such awards are granted, including, without limitation, terms and conditions relating to settlement in cash or shares of common stock or a combination thereof, performance measures, tandem or reload features, registration with the SEC, withholding of taxes, transferability, forfeiture and clawback, anti-dilution and adjustments to reflect dividends and distributions, and exercise.

All unvested awards become vested upon the occurrence of a change of control. In addition, we have the right to cancel substantially all outstanding options in the event of a change of control, in which event we are required to pay optionees an amount equal to the difference between the exercise price of the canceled options and the fair market value of the underlying shares. A change of control occurs on:

o the date on which any person or group becomes the beneficial owner of 15% or more of the then outstanding common stock or voting securities of GrafTech;

o the date on which any person or group acquires the right to vote on any matter, by proxy or otherwise, with respect to 15% or more of the then outstanding common stock or voting securities of GrafTech;

o the date, at the end of any two-year period, on which individuals, who at the beginning of such period were directors of GrafTech, or individuals nominated or elected by a vote of two-thirds of such directors or directors previously so elected or nominated, cease to constitute a majority of GrafTech's Board of Directors;

o the date on which stockholders of GrafTech approve a complete liquidation or dissolution of GrafTech; or

o the date on which GrafTech consummates certain reorganizations, mergers, asset sales or similar transactions.

The following table sets forth certain information relating to the shares of common stock that may be issued under our stock-based incentive plans at April 1, 2003.


                     EQUITY COMPENSATION PLAN INFORMATION(1)

--------------------------------------------- ---------------------------- ------------------------ ---------------------------
              PLAN CATEGORY                                A                          B                         C
                                              ---------------------------  -----------------------  --------------------------
                                                                                                       NUMBER OF SECURITIES
                                                                                                     REMAINING AVAILABLE FOR
                                              NUMBER OF SECURITIES TO BE      WEIGHTED-AVERAGE        FUTURE ISSUANCE UNDER
                                                ISSUED UPON EXERCISE OF       EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                                 OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
                                                  WARRANTS AND RIGHTS        WARRANTS AND RIGHTS      REFLECTED IN COLUMN A)
--------------------------------------------- ---------------------------- ------------------------ ---------------------------

Equity compensation plans approved by
   stockholders (2)                                    2,519,270                   $16.82                    992,199
--------------------------------------------- ---------------------------- ------------------------ ---------------------------

Equity compensation plans not approved
   by stockholders (3)                                 6,712,445                   $14.39                   2,562,358
--------------------------------------------- ---------------------------- ------------------------ ---------------------------

Total                                                  9,231,715                   $14.94                  3,554,557(4)
--------------------------------------------- ---------------------------- ------------------------ ---------------------------


(1)  Does not include the shares that are the subject of Proposal Two.

(2) Includes the Management Stock Incentive Plan (Original Version), the 1995 Equity Incentive Plan and a portion of the reserved shares under the Management Stock Incentive Plan (Senior Version).

(3) Includes the Management Stock Incentive Plan (Mid-Management Version), the 1996 Mid-Management Equity Incentive Plan and a portion of the shares reserved under the Management Stock Incentive Plan (Senior Version). For a description of the material terms of these plans, see "Stock-Based Incentive Plans" on page 22.

(4) Of these shares, 1,124,733 shares are available for awards to non-employee directors and officers within the meaning of the rules of the NYSE.

COMPENSATION DEFERRAL PLAN

We maintain a compensation deferral plan for the benefit of U.S.-paid management employees who participate in a cash bonus or other variable compensation programs. The plan is effective for compensation that would otherwise be payable on or after January 1, 2000. Under the plan, participants are able to defer up to 85% of their variable compensation, up to 50% of their base salary and up to 100% of their lump sum payments from our nonqualified retirement plans. Distributions from the plan generally will be made upon retirement or other termination of employment, unless further deferred by the participant. In addition, a participant may irrevocably elect to receive interim distributions prior to retirement or other termination of employment.

SAVINGS PLAN

We maintain the UCAR Carbon Savings Plan, which is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986. All of our regular, full-time U.S. employees are eligible to participate in the Savings Plan. Assets in the Savings Plan are held in four types of accounts: an after-tax account to which participants may make contributions on an after-tax basis; a before-tax account to which participants may make contributions on a pre-tax basis; a company contribution account to which matching contributions are allocated; and an employer contribution account to which certain additional company contributions are allocated. The maximum employee contribution (pre-tax and after-tax combined) for any year for any participant other than union employees is 50% of such participant's compensation (subject to statutory limits). For union employees, the maximum is 17 1/2% of such compensation.

We make a matching contribution for each participant who elects to contribute to the Savings Plan. For participants other than union employees, the matching contribution is 100% of the first 3% of compensation and 50% of the next 2% of compensation that a participant contributes. For union employees, the matching contribution is 50% of the amount contributed by the employee to the extent that the employee contributes between 1% and 7 1/2% of the employee's compensation.

Effective January 1, 2002, for participants other than union employees, in addition to matching contributions, we make an additional employer contribution each year equal to 2.5% of the participant's compensation up to the social security taxable wage base for the year, plus 5% of compensation above the social security wage base. Prior to April 1, 2003, certain employees (who elected to remain in the qualified retirement plan described below) were not eligible for these additional employer contributions. A participant becomes fully vested in these additional employer contributions once he or she has completed five years of service.

Contributions to the Savings Plan are invested, as the employee directs, in various funds offered under the Savings Plan from time to time, including funds that invest entirely in our common stock (either at fair market value in a regular stock fund or, prior to January 1, 2003, subject to restrictions on resale and reinvestment, at a discount of 10% from fair market value in a discount stock fund). Distributions from the Savings Plan are generally made upon retirement or other termination of employment, unless deferred by the participant.

Effective January 1, 2003, the Savings Plan was amended to provide that matching contributions shall be made in shares of common stock in lieu of cash. In addition, as of that date, the discounted common stock fund was eliminated as an investment option under the Savings Plan, and all shares held in that fund were transferred to the regular stock fund.

RETIREMENT PROGRAM

Prior to February 25, 1991, substantially all of our domestic employees participated in the Union Carbide Retirement Program. Effective February 25, 1991, we adopted the UCAR Carbon Retirement Program, which was similar to the Union Carbide Retirement Program at that time and consisted of a qualified retirement plan and several nonqualified retirement plans. The cost of the UCAR Carbon Retirement Program is borne entirely by us. Retirement and death benefits related to employee service through February 25, 1991 are covered by the Union Carbide Retirement Program. Benefits paid by the Union Carbide Retirement Program are based on final average pay through February 25, 1991 plus salary increases (not to exceed 6% per year) through January 26, 1995. All of our employees who retired prior to February 25, 1991 are covered under the Union Carbide Retirement Program. Subject to certain limitations, all service and earnings recognized under the Union Carbide Retirement Program prior to February 25, 1991 are recognized under the UCAR Carbon Retirement Program.

Prior to January 1, 2002, the UCAR Carbon Retirement Program covered substantially all of our employees in the U.S. and certain U.S. nationals employed by our foreign subsidiaries. Effective January 1, 2002, all employees other than union employees and certain eligible employees who elected to remain in the qualified retirement plan ("GRANDFATHERED PARTICIPANTS"), ceased accruing benefits under the qualified retirement plan and began receiving the additional employer contributions under the Savings Plan described above. With respect to the named executive officers, Messrs. Playford and Shular and Ms. Narwold were eligible to elect, and did elect, to remain in the qualified retirement plan. Effective March 31, 2003, all Grandfathered Participants, other than the union employees, also ceased accruing benefits under the qualified retirement plan and, effective April 1, 2003, began receiving the additional employer contribution under the Savings Plan described above. In connection with the cessation of all benefit accruals under the qualified retirement plan, benefit accruals under the plan for all participants other than union employees and Grandfathered Participants were frozen as of December 31, 2001. For Grandfathered Participants, all benefits were frozen as of March 31, 2003. The applicable date when a participant's benefit was frozen is called the "BENEFIT FREEZE DATE."

The following table sets forth, for employees who elected to remain in the UCAR Carbon Retirement Program (and not employees who received the additional employer contribution under the Savings Plan described above for 2002), the estimated annual benefits payable, based on the indicated credited years of service and the indicated average annual compensation used in calculating benefits, assuming a normal retirement at age 65 in 2002, under the Union Carbide Retirement Program and the UCAR Carbon Retirement Program on a combined basis.

                              RETIREMENT PLAN TABLE

-------------------------------------------------------------------------------------------------------------------------------
                                                                 YEARS OF SERVICE
  AVERAGE ANNUAL    -----------------------------------------------------------------------------------------------------------
   COMPENSATION             15                20                25                30               35                40
-------------------------------------------------------------------------------------------------------------------------------

          $ 100,000           $ 22,500          $ 30,000          $ 37,500         $ 45,000          $ 52,500         $ 60,000
            150,000             33,570            45,000            56,520           67,500            78,750           90,000
            250,000             56,520            75,000            93,750          112,500           131,250          150,000
            500,000            112,500           150,000           187,500          225,000           262,500          300,000
          1,000,000            225,000           300,000           375,000          450,000           525,000          600,000
-------------------------------------------------------------------------------------------------------------------------------

Under the UCAR Carbon Retirement Program, the monthly amount of an employee's retirement benefit upon retirement at age 65 is a percentage of average monthly compensation received during the 36-month period preceding the Benefit Freeze Date, or the highest average monthly compensation received during any three calendar years in the ten calendar years preceding the Benefit Freeze Date if it would result in a higher pension benefit, multiplied by the number of years of service credit, less up to 50% of projected primary Social Security benefits and less any public or other GrafTech provided pension (except any military pension or any benefit under the Social Security Act). An employee who is (1) age 62 or over with ten or more years of service credit or (2) whose age and service credit add up to 85 may voluntarily retire earlier than age 65 with a retirement benefit unreduced because of early retirement, based on years of service credit at the date of retirement. The compensation covered by the UCAR Carbon Retirement Program includes salary and certain variable compensation, including group profit sharing in an amount up to 8% through 1999, and 12% thereafter, of the employee's base salary. The benefits payable reflected in the preceding table are calculated on a straight life annuity basis and are subject to an offset for such Social Security benefits.

For federal income tax purposes, the amount of benefits that can be paid from a qualified retirement plan is restricted. We have adopted nonqualified retirement plans for payment of those benefits at retirement that cannot be paid from our qualified retirement plan. Employees who retire after January 1, 1994 may elect to receive the payment of benefits from these nonqualified retirement plans monthly or in a lump sum. Benefits under certain of these nonqualified retirement plans, under certain circumstances, may be terminated if GrafTech's Board of Directors determines that an employee has engaged in activities which are detrimental to the interests of, or are in competition with, us. Except with respect to years of service as described above for Messrs. Playford, Mason and Shular, the practical effect of these nonqualified retirement plans, together with the qualified retirement plan, is to calculate benefits to all employees, including those who are officers, on a uniform basis.

Benefits under these nonqualified retirement plans are generally paid out of our general assets, although they may also be paid through grantor trusts adopted by us or by purchase of annuities. When we purchase annuities, this does not increase the after-tax amount of benefits to which employees are entitled, but does relieve us of liability (and relieve beneficiaries of risk of non-payment by us) with respect to the benefits under the nonqualified retirement plans covered by such annuities.

In connection with the changes to the qualified retirement plan, all benefits under the nonqualified retirement plans as of March 31, 2003 were frozen and the lump sum value of such benefits was transferred to the accounts relating to additional employer contributions under the Savings Plan described above. Beginning April 1, 2003, in lieu of benefits under the nonqualified retirement plans, eligible employees shall be credited, each year, in the accounts relating to additional employer contributions under the Savings Plan described above, with a percentage of their compensation in excess of $200,000.

The following table sets forth, as of March 31, 2003, the number of years of service credited to the named executive officers under the UCAR Carbon Retirement Program and the number of such years credited for service with Union Carbide, which vested under the UCAR Carbon Retirement Program as of March 31, 2003.

--------------------------------------------------- ---------------------------------- -----------------------------------
                                                                                           TOTAL NUMBER INCLUDES THE
                                                     TOTAL NUMBER OF YEARS CREDITED        FOLLOWING NUMBER OF YEARS
                                                      UNDER UCAR CARBON RETIREMENT      CREDITED FOR SERVICE WITH UNION
                       NAME                                      PROGRAM                            CARBIDE
--------------------------------------------------- ---------------------------------- -----------------------------------

GILBERT E. PLAYFORD                                                31                                 26.5
--------------------------------------------------- ---------------------------------- -----------------------------------

CORRADO F. DE GASPERIS                                              4                                  -
--------------------------------------------------- ---------------------------------- -----------------------------------

SCOTT C. MASON                                                     21                                 18.5
--------------------------------------------------- ---------------------------------- -----------------------------------

KAREN G. NARWOLD                                                   12                                  -
--------------------------------------------------- ---------------------------------- -----------------------------------

CRAIG S. SHULAR                                                    26                                 22.5
--------------------------------------------------- ---------------------------------- -----------------------------------



BENEFIT SECURITY

We have adopted grantor trusts to assist us in providing for payment of certain nonqualified retirement and other benefit plan obligations to management as well as certain compensation deferred by management and earnings thereon under the Compensation Deferral Plan. Except in the case of the Compensation Deferral Program (which is funded) and in cases where we have purchased annuities in respect of any such obligations as described under "Retirement Program" on page 24, all of these obligations are otherwise payable out of our general assets. These obligations include accrued benefits under nonqualified retirement plans and severance obligations under employment and other agreements.

The trusts contain a benefits protection account which makes funds available to the Administrative Committee of the trusts (which is comprised of our employees) to assist participants and their beneficiaries in enforcing their claims with respect to those obligations, compensation and earnings upon a change of control. We may from time to time contribute assets to or, with the approval of a majority of GrafTech's Board of Directors, withdraw assets from the trusts (other than from the benefits protection account, to which $250,000 has been contributed), except that no withdrawal can be made after a change of control until all such obligations, compensation and earnings are paid or discharged. GrafTech has contributed 426,400 shares of common stock to the trusts and is in the process of contributing an additional 1,573,600 shares of common stock to the trusts. GrafTech is registering such shares for resale for the benefit of the trusts and intends to resell such shares in order to meet obligations arising under voluntary and selective severance programs and expected retirement of Mr. Playford and several senior managers. GrafTech's Board of Directors may amend or terminate the trusts at any time prior to a change of control. Upon a change of control, the trusts become irrevocable, GrafTech is required to make contributions to the trusts sufficient to discharge and pay such obligations, compensation and earnings and the Administrative Committee is required to use the amounts held in the trusts for such purposes. Upon a change of control, no amendment of the trusts may be adopted without the written consent of a majority of the participants and the beneficiaries who are receiving benefits thereunder. Consistent with the requirements of applicable law, the assets of the trusts are subject to the claims of creditors of GrafTech in the event of GrafTech's insolvency or bankruptcy. For purposes of the grantor trusts, a change of control has the same definition as that described with respect to the stock incentive plans.

STOCK PERFORMANCE GRAPH

The graph set forth below shows cumulative total return to stockholders on an initial investment, as of December 31, 1997, of $100 in the common stock as compared to an initial investment, as of December 31, 1997, of $100 in the Standard & Poor's 400 Midcap Index and the NYSE Industrials Index over the period from December 31, 1997 through December 31, 2002. Total return assumes dividend reinvestment. The performance shown on the graph is not necessarily indicative of future performance.

                                 [GRAPH OMITTED]



-------------------------------------------------------------------------------------------------------------------------------
                                                            31 DEC 98     31 DEC 99     31 DEC 00      31 DEC 01     31 DEC 02
                                                        -----------------------------------------------------------------------

GRAFTECH INTERNATIONAL LTD.                                   $ 44.60       $ 44.60       $ 24.41        $ 26.79       $ 14.92
-------------------------------------------------------------------------------------------------------------------------------

S&P MIDCAP 400 INDEX                                           119.08        136.59        160.50         159.54        136.39
-------------------------------------------------------------------------------------------------------------------------------

NYSE INDUSTRIALS                                               119.56        134.91        132.83         123.39         99.50
-------------------------------------------------------------------------------------------------------------------------------


         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

--------------------------------------------------------------------------------

The following table sets forth, at April 1, 2003, the number and percentage of outstanding shares of common stock owned, both actually and beneficially as determined pursuant to the rules promulgated by the SEC, by:

o each stockholder known by us to own more than 5% of the outstanding shares of common stock;

o    each director of GrafTech;

o    each of the named executive officers; and

o    all directors and executive officers as a group.

Actual ownership is the same as beneficial ownership, except that it does not include options, some of which may be out-of-the-money as described in the footnotes to the following table.

The number of shares of common stock outstanding as of April 1, 2003 was 57,301,937.


   -------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 PERCENTAGE OF
                                                                           PERCENTAGE OF     TOTAL NUMBER OF      OUTSTANDING
                                                           NUMBER OF        OUTSTANDING           SHARES             SHARES
                                                        SHARES ACTUALLY    SHARES (ACTUAL      BENEFICIALLY       (BENEFICIAL
                     BENEFICIAL OWNER                        OWNED           OWNERSHIP)          Owned(a)          OWNERSHIP)
   -------------------------------------------------------------------------------------------------------------------------------
   William Blair & Company(b)                              5,968,465           10.4%            5,968,465            10.4%
       222 West Adams Street - 34th Floor
       Chicago, IL  60606
   -------------------------------------------------------------------------------------------------------------------------------
   Frontier Capital Management LLC(b)                      4,108,121            7.2%            4,108,121             7.2%
       99 Summer Street
       Boston, MA  02110
   -------------------------------------------------------------------------------------------------------------------------------
   Gabelli Fund, LLC(b)                                    3,586,545            6.3%            3,586,545             6.3%
       One Corporate Center
       Rye, NY 10580
   -------------------------------------------------------------------------------------------------------------------------------
   Strong Capital Management, Inc.(b)                      3,207,965            5.6%            3,207,965             5.6%
       100 Heritage Reserve
       Menomonee Falls, WI  53051
   -------------------------------------------------------------------------------------------------------------------------------
   Gilbert E. Playford(c)                                   271,733              *              1,212,733             2.1%
   -------------------------------------------------------------------------------------------------------------------------------
   Corrado F. De Gasperis(d)                                 52,926              *               221,426               *
   -------------------------------------------------------------------------------------------------------------------------------
   Scott C. Mason                                            17,685              *               162,685               *
   -------------------------------------------------------------------------------------------------------------------------------
   Karen G. Narwold                                          12,272              *               139,851               *
   -------------------------------------------------------------------------------------------------------------------------------
   Craig S. Shular                                           46,774              *               311,774               *
   -------------------------------------------------------------------------------------------------------------------------------
   R. Eugene Cartledge                                       34,600              *                68,130               *
   -------------------------------------------------------------------------------------------------------------------------------
   Mary B. Cranston(e)                                       2,000               *                35,231               *
   -------------------------------------------------------------------------------------------------------------------------------
   John R. Hall                                              12,000              *                43,350               *
   -------------------------------------------------------------------------------------------------------------------------------
   Harold E. Layman                                           --                 *                 --                  *
   -------------------------------------------------------------------------------------------------------------------------------
   Thomas Marshall                                           25,400              *                59,700               *
   -------------------------------------------------------------------------------------------------------------------------------
   Ferrell P. McClean(f)                                     13,400              *                23,721               *
   -------------------------------------------------------------------------------------------------------------------------------
   Michael C. Nahl                                           11,200              *                46,930               *
   -------------------------------------------------------------------------------------------------------------------------------
   Directors and executive officers as a group (13          503,835              *              2,443,676             4.3%
      persons)
   -------------------------------------------------------------------------------------------------------------------------------


*  Represents holdings of less than one percent.

(a) Includes shares subject to vested options as follows: for Mr. Playford, 941,000 shares, all of which are out-of-the-money; for Mr. De Gasperis, 168,500 shares, all of which are out-of-the-money; for Mr. Mason, 145,000 shares, all of which are out-of-the-money; for Ms. Narwold, 127,579 shares, all of which are out-of-the-money; for Mr. Shular, 265,000 shares, all of which are out-of-the-money; for Mr. Cartledge, 33,530 shares, all of which are out-of-the-money; for Ms. Cranston, 33,231 shares, all of which are out-of-the-money; for Mr. Hall, 31,350 shares, all of which are out-of-the-money; for Mr. Marshall, 34,300 shares, all of which are out-of-the-money; for Ms. McClean, 10,321 shares, all of which are out-of-the-money; and for Mr. Nahl, 35,730 shares, all of which are out-of-the-money; and for directors and executive officers as a group, 1,939,841 shares, all of which are out-of-the-money.

(b) Based solely upon the most recent amended Schedule 13G or Schedule 13D filed through April 1, 2003 by such stockholder with the SEC. Such stockholder may be part of a group which filed the amended Schedule 13G or
     Schedule 13D jointly.

(c)  Includes 1,200 shares owned by Mr. Playford's spouse.

(d)  Includes 4,500 shares owned by Mr. De Gasperis' spouse.

(e) Includes 2,000 shares owned by the Mary & Harold Cranston Family Trust, of which Ms. Cranston is Trustee.

(f)  Includes 10,000 shares owned by Ms. McClean's spouse.

                                OTHER INFORMATION

--------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires GrafTech's directors and officers and holders of more than 10% of the outstanding shares of common stock to file with the SEC initial reports of ownership, and reports of changes in ownership, of common stock and other equity securities of GrafTech. GrafTech believes that, during 2002, its directors and officers and holders of more than 10% of the outstanding shares of common stock complied with all reporting requirements under Section 16(a).

CERTAIN TRANSACTIONS

GrafTech's Board of Directors adopted an executive employee loan program in September 1998. All members of senior management were eligible to participate in the program. Under the program, participants were able to borrow, on a full recourse basis, an amount equal to up to their annual base salary (or, in the case of the Chief Executive Officer, three times his annual base salary). The loans were non-interest-bearing and became due upon the earlier to occur of termination of employment or the expiration of five years from the date of borrowing. We agreed to reimburse the borrowers for the incremental income tax liability (at such time as such liability is incurred) due on the interest income imputed because of the interest-free nature of the loans. The largest aggregate amount of each such loan outstanding during 2002 was: $1,620,000 for Mr. Playford; $175,000 for Mr. De Gasperis; $225,000 for Mr. Mason; $150,000 for Ms. Narwold; $225,000 for Mr. Shular; and an aggregate of $2,395,000 for all executive officers as a group. No loans were made in 2002.

GrafTech's Board of Directors adopted an executive employee stock purchase program. All members of senior management were eligible to participate in the program. Under the program, participants were able to purchase shares of common stock from GrafTech in an amount equal to up to their annual base salary (or, in the case of the Chief Executive Officer, three times his annual base salary). The purchase price per share under the program equaled the closing price of a share of common stock on the last trading day prior to the date of purchase. Since all eligible participants had already purchased prior to 2002 virtually all shares which they could have purchased under the program, no member of senior management purchased shares of common stock under the program during 2002.

In the 2002 first quarter, these programs were closed. In the 2002 second quarter, all of the outstanding loans under the executive employee loan program, an aggregate of $3 million, were repaid with shares of common stock, valued at the closing sale price on the date of repayment. To the extent that any employee did not have a sufficient number of shares of common stock to repay his or her loan in full, we forgave and cancelled the balance of the loan to that employee and reimbursed that employee for the tax liability on the income attributable to the cancellation of such indebtedness. The number of shares used to make such repayment, the amount of the loan cancelled and the amount of the reimbursement thereon was 104,516 shares, $1,619,998 and $252,791 for Mr. Playford, 11,290 shares, $174,995 and $29,364 for Mr. De Gasperis, 16,013 shares, $224,991 and $0 for Mr. Mason, 5,676 shares, $149,984 and $53,806 for Ms. Narwold, and 12,996 shares, $224,993 and $70,725 for Mr. Shular.

LIMITATIONS ON SOLICITING MATERIAL, LIABILITIES AND INCORPORATION BY REFERENCE

In accordance with the rules and regulations of the SEC, the following information set forth in this proxy statement shall not be deemed to be soliciting material within the meaning of Regulations 14A and 14C under the Securities Exchange Act of 1934, filed with the SEC under the Exchange Act or otherwise subject to Regulations 14A or 14C or the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document filed with the SEC:

o information under "The Board of Directors" on page 8 and "Board Committee Membership Roster" on page 12 regarding the independence or expertise of any particular director;

o the information under "Change in Independent Accountant" on page 13, "Audit and Finance Committee Report" on page 14 and "Organization, Compensation and Pension Committee Report" on page 15; and

o    the information under "Stock Performance Graph" on page 27.

             PROPOSAL TWO: AMEND THE MANAGEMENT STOCK INCENTIVE PLAN
        (SENIOR VERSION) TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR AWARDS TO NON-EMPLOYEE DIRECTORS, OFFICERS AND OTHER MANAGEMENT EMPLOYEES

--------------------------------------------------------------------------------

GrafTech's Board of Directors has adopted, subject to approval by the stockholders, and is proposing for such approval, an amendment to the Management Stock Incentive Plan (Senior Version), or "MSIP". The amendment would increase the number of shares of common stock as to which awards may be made under the MSIP by 2,500,000 shares. Under the MSIP, awards can be made to non-employee directors, officers (which, for purposes of this Proposal Two, has the same meaning as under the rules of the NYSE) and other management employees.

If approved by stockholders, the amendment would become effective immediately. To become effective, the amendment must be approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock.

GrafTech's Board of Directors recommends that stockholders vote FOR the amendment.

--------------------------------------------------------------------------------

1. Q: WHY SHOULD THE NUMBER OF SHARES AS TO WHICH AWARDS MAY BE MADE TO NON-EMPLOYEE DIRECTORS, OFFICERS AND OTHER MANAGEMENT EMPLOYEES UNDER THE MSIP BE INCREASED?

    A: Our philosophy has always been, and continues to be, to compensate non-employee directors, officers and other management employees in a manner and an amount that enables us to:

        o attract and retain qualified and experienced individuals and motivate them to devote time and effort commensurate with the extraordinary challenges that we face; and

        o   align their interests with the interests of stockholders.

        Under our compensation programs and consistent with our philosophy, we adopt annually plans to pay cash bonuses to management employees based on, among other factors, achievement of specified goals and our financial performance during the prior year. While those goals were achieved in part, in each of 2000, 2001 and 2002, annual cash bonuses for those years were not awarded by GrafTech's Board of Directors in order to maximize use of available cash to reduce debt. In lieu thereof, options were awarded for 2000 and 2001 (in addition to, and as part of, regular annual option awards) and restricted stock was awarded for 2002. Similarly, a significant portion of the compensation of our non-employee directors is stock-based and, in order to maximize available cash and to exemplify their commitment to GrafTech, our non-employee directors have in the past agreed to accept, in lieu of cash payments to which they were entitled, additional stock-based compensation with a value that approximates the amount of such payments, as described on page 17.
        These actions have substantially depleted the pool of shares available for awards to non-employee directors and officers.

        Notwithstanding the extraordinary efforts of our non-employee directors, officers and other management employees to significantly improve product quality, reduce costs, reposition our global production network and streamline our work processes, resulting in an anticipated return to profitability, virtually all of the stock-based incentives we have awarded are substantially under water.

        GrafTech's Board of Directors believes that it is essential to provide effective new stock-based incentives to continue to retain and motivate our non-employee directors, officers and other management employees. GrafTech's Board of Directors also believes that the pool of shares available for awards is insufficient to provide levels of stock-based compensation on a sustaining meaningful basis for both non-employee directors and officers for 2003 and subsequent years. As a result, GrafTech's Board of Directors believes that the MSIP should be amended to increase the pool of shares available for this purpose.

--------------------------------------------------------------------------------

2.  Q:  WHAT TYPES OF STOCK-BASED COMPENSATION HAS GRAFTECH AWARDED IN THE PAST?

    A: The only awards made under our stock-based compensation plans (including the MSIP) consist of awards of restricted stock (all of which have become fully vested, non-forfeitable and freely transferable) and options (some of which have been cancelled, forfeited or exercised and the balance of which are outstanding).

--------------------------------------------------------------------------------

3. Q: WHAT STOCK-BASED COMPENSATION WAS AWARDED TO NON-EMPLOYEE DIRECTORS, OFFICERS AND OTHER MANAGEMENT EMPLOYEES IN 2002 AND 2003?

    A: No stock-based compensation was awarded to officers and other management employees in 2002 or 2003, except for an award of an aggregate of 412,200 shares of restricted stock to over 170 management employees in 2002, as described on page 15.

        No stock-based compensation was awarded to non-employee directors in 2002 or 2003, except for awards of options as part of their annual compensation as described on page 17.

--------------------------------------------------------------------------------

4.  Q:  HOW MANY OPTIONS DO NON-EMPLOYEE DIRECTORS AND OFFICERS CURRENTLY HOLD?

    A: The following table sets forth information as to options held by non-employee directors and officers at April 1, 2003.


         ------------------------------------ ------------------------- ------------------ ---------------------------
                                                                        NUMBER OF SHARES
                    NAME OF GROUP               EXERCISE PRICE RANGE         COVERED         EXPIRATION DATE RANGE
         ------------------------------------ ------------------------- ------------------ ---------------------------
         ------------------------------------
         Non-Employee Directors                   Less than $5.00              15,135                2013
                                              ------------------------- ------------------ ---------------------------
                                                    $5.00-$9.99                87,910             2010-2011
                                              ------------------------- ------------------ ---------------------------
                                                   $10.00-$14.99               49,701                2012
                                              ------------------------- ------------------ ---------------------------
                                                  More than $15.00             40,851             2007-2010
                                              ------------------------- ------------------ ---------------------------
                                                       Total                  193,597
                                              ------------------------- ------------------ ---------------------------
          -----------------------------------
          Named Executive Officers                 Less than $5.00                   0                 -
                                              ------------------------- ------------------ ---------------------------
                                                    $5.00-$9.99             1,232,046             2007-2011
                                              ------------------------- ------------------ ---------------------------
                                                   $10.00-$14.99              250,000             2008-2010
                                              ------------------------- ------------------ ---------------------------
                                                  More than $15.00            991,000             2006-2008
                                              ------------------------- ------------------ ---------------------------
                                                       Total                2,473,046
                                              ------------------------- ------------------ ---------------------------
         -----------------------------------
         TOTAL OF ALL NON-EMPLOYEE
         DIRECTORS AND OFFICERS                    LESS THAN $5.00           15,135                2013
                                              ------------------------- ------------------ ---------------------------
                                                    $5.00-$9.99             1,319,956             2007-2011
                                              ------------------------- ------------------ ---------------------------
                                                   $10.00-$14.99              299,701             2008-2012
                                              ------------------------- ------------------ ---------------------------
                                                  MORE THAN $15.00          1,031,851             2006-2010
                                              ------------------------- ------------------ ---------------------------
                                                       TOTAL                2,666,643
                                              ------------------------- ------------------ ---------------------------

         The options were granted under the MSIP, the Management Stock Incentive Plan (Original Version) and, in the case of officers who were not officers at the time of grant, under the Management Stock Incentive Plan (Mid-Management Version) and the 1996 Mid-Management Equity Incentive Plan.

--------------------------------------------------------------------------------

5.  Q:  WHAT OPTIONS ARE OUTSTANDING UNDER ALL STOCK-BASED COMPENSATION PLANS?

    A: The following tables set forth certain information about the outstanding options.


          OPTIONS HELD BY CURRENT EMPLOYEES AND NON-EMPLOYEE DIRECTORS
              (EXCLUDING EMPLOYEES WHO HAVE ANNOUNCED RETIREMENT OR
      WHO ARE SUBJECT TO VOLUNTARY OR SELECTIVE SEVERANCE PROGRAMS IN 2003)(1)

         ------------------------------------- -------------------------------------- -------------------------------
                                                      NUMBER OF SHARES COVERED
                 EXERCISE PRICE RANGE                    (VESTED/UNVESTED)                EXPIRATION DATE RANGE
         ------------------------------------- -------------------------------------- -------------------------------
                                                              15,135
                   Less than $5.00                          (0/15,135)                            2013
         ------------------------------------- -------------------------------------- -------------------------------
                                                              69,000
                      $5.00-$7.59                           (0/69,000)                            2013
         ------------------------------------- -------------------------------------- -------------------------------
                                                             111,073
                      $7.60(2)                             (111,073/0)                            2007
         ------------------------------------- -------------------------------------- -------------------------------


         ------------------------------------- -------------------------------------- -------------------------------
                                                      NUMBER OF SHARES COVERED
                 EXERCISE PRICE RANGE                    (VESTED/UNVESTED)                EXPIRATION DATE RANGE
         ------------------------------------- -------------------------------------- -------------------------------
                                                           2,370,940
                    $7.61-$8.99                      (1,235,640/1,135,300)                    2010-2012
         ------------------------------------- -------------------------------------- -------------------------------
                                                            135,271
                    $9.00-$11.99                       (51,271/84,000)                          2012
         ------------------------------------- -------------------------------------- -------------------------------
                                                           1,310,551
                    $12.00-$19.99                     (1,085,341/225,210)                     2008-2010
         ------------------------------------- -------------------------------------- -------------------------------
                                                            109,300
                    $20.00-$29.99                       (102,633/6,667)                       2008-2009
         ------------------------------------- -------------------------------------- -------------------------------
                                                            646,000
                    $30.00 and higher                   (505,000/141,000)                     2007-2008
         ------------------------------------- -------------------------------------- -------------------------------
                                                            4,767,270
                       Total                            (3,090,958/1,676,312)
         ------------------------------------- -------------------------------------- -------------------------------


         (1) Options held by Mr. Playford are included although he has announced his retirement effective June 22, 2003. If Mr. Playford is reelected as a director at the Annual Meeting of Stockholders to be held on May 28, 2003, he will become a non-employee director upon his retirement from GrafTech.
         (2)  Consists of options granted in connection with our leveraged equity recapitalization in 1995 that was sponsored by The
              Blackstone Group.



                           OPTIONS HELD BY ALL OTHER PERSONS
              (CONSISTING OF FORMER DIRECTORS AND FORMER EMPLOYEES, INCLUDING
               EMPLOYEES WHO HAVE ANNOUNCED RETIREMENT OR WHO ARE SUBJECT TO
                 VOLUNTARY OR SELECTIVE SEVERANCE PROGRAMS IN 2003)

         ---------------------------------------- -------------------------------------- ----------------------------
                  EXERCISE PRICE RANGE                      NUMBER OF SHARES                   EXPIRATION DATE
         ---------------------------------------- -------------------------------------- ----------------------------
                   Less than $5.00                               0                                  -
         ------------------------------------- -------------------------------------- -------------------------------
                     $5.00-$7.59                               12,800                               -
         ------------------------------------- -------------------------------------- -------------------------------
                       $7.60                                 1,310,561                            2007
         ------------------------------------- -------------------------------------- -------------------------------
                     $7.61-$8.99                             1,134,110                          2010-2012
         ---------------------------------------- -------------------------------------- ----------------------------
                     $9.00-$11.99                              19,730                             2012
         ---------------------------------------- -------------------------------------- ----------------------------
                    $12.00-$19.99                            1,142,762                          2008-2010
         ---------------------------------------- -------------------------------------- ----------------------------
                    $20.00-$29.99                              32,132                               -
         ---------------------------------------- -------------------------------------- ----------------------------
                  $30.00 and higher                           812,350                          2007-2008
         ---------------------------------------- -------------------------------------- ----------------------------
                          Total                              4,464,445
         ---------------------------------------- -------------------------------------- ----------------------------


--------------------------------------------------------------------------------

6.  Q:  WHAT IS GRAFTECH'S OVERHANG?

    A: Overhang is defined as the ratio of the number of shares of common stock subject to outstanding options (regardless of whether they are "in-the-money" and regardless of whether, if they are "out-of-the-money", they are likely to become "in-the-money" before they expire) to the sum of that number plus the number of outstanding shares of common stock. Effective overhang is similarly defined, but only takes into account those shares of common stock that are reasonably likely to be "in-the-money" in the reasonably foreseeable future.

        At April 1, 2003, our overhang was 13.9%. We believe, however, that our effective overhang is substantially lower because the exercise prices of a substantial percentage of our outstanding options are significantly higher than the current trading level of the common stock.

        Moreover, overhang attributable to options held by our current non-employee directors and our current management employees (excluding those who have announced retirement or who are subject to our voluntary or selective severance programs in 2003) is only 7.2%. Most of these options held by current employees are held by employees who joined us to replace our former management team and who have devoted extraordinary efforts to strengthen and grow our business (and, at the same time, satisfy the legacy antitrust obligations incurred due to the activities of former management). Under current conditions, the 4,767,270 options held by current employees and non-employee directors provide only limited incentive to retain and motivate these employees. For example:

        o if the price of the common stock increased 100% from the closing price per share of the common stock on April 1, 2003, only 1.8% of the options outstanding at April 1, 2003 held by those current employees (as well as our current non-employee directors)(or 84,135 options) would be "in-the-money";

        o if the price increased 200%, that percentage would be 4.4% (or 210,208 options); and

        o if the price increased 300%, that percentage would be 55.2% (or 2,632,419 options).

--------------------------------------------------------------------------------

7.  Q:  WHAT OPTIONS HAVE BEEN REPRICED BY GRAFTECH?

    A:  We have never repriced options.

--------------------------------------------------------------------------------

8. Q: HOW MANY SHARES ARE CURRENTLY AUTHORIZED AND AVAILABLE FOR AWARDS TO NON-EMPLOYEE DIRECTORS, OFFICERS AND OTHER MANAGEMENT EMPLOYEES?

    A: At April 1, 2003, there remained 3,070,234 shares reserved under the MSIP and, of these shares, 2,318,501 shares were subject to outstanding options. In addition, at April 1, 2003, there remained 2,519,270 shares reserved under the Management Stock Incentive Plan (Original Version), all of which were subject to outstanding options and which, if such options are cancelled or forfeited, become reserved under the MSIP. Further, at April 1, 2003, there remained 7,196,768 shares authorized for issuance under other stock-based incentive plans and, of these shares, 4,393,944 shares were subject to outstanding options. Therefore, at April 1, 2003, there remained 12,786,272 shares reserved under all of our stock-based incentive plans and, of these plans, 3,554,557 were available for awards to non-employee directors, officers and other management employees. Of these available shares, 1,124,733 shares were available for awards made to officers (and, to the extent not used therefor, other management employees) and, of these shares, 751,733 shares were also available for awards made to non-employee directors.
        In addition, 2,429,824 shares were available for awards made to management employees who are not officers.

        The MSIP provides that, in the event of a stock dividend, stock split, share combination or other nonrecurring corporate transaction, GrafTech's Board of Directors or the Organization, Compensation and Pension Committee shall make such adjustments in the number and type of awards authorized by, and shares subject to, the MSIP and in the number and type of shares covered by, and exercise prices and other provisions of, outstanding awards as well as make such other amendments to the MSIP, as GrafTech's Board of Directors or the Organization, Compensation and Pension Committee, in good faith, determines to be appropriate and equitable.

--------------------------------------------------------------------------------

9. Q: WHAT ARE THE STOCK-BASED COMPENSATION PLANS IN WHICH NON-EMPLOYEE DIRECTORS, OFFICERS AND OTHER MANAGEMENT EMPLOYEES ARE ELIGIBLE TO PARTICIPATE?

    A: The MSIP is the only stock-based compensation plan in which non-employee directors have been eligible to participate since 2000.

        The MSIP and the 1995 Equity Incentive Plan are the only stock-based compensation plans in which officers have been eligible to participate.

        Management employees who are not officers have been eligible to participate in the MSIP, the 1995 Equity Incentive Plan, the Management Stock Incentive Plan (Original Version), the Management Stock Incentive Plan (Mid-Management Version) and the 1996 Mid-Management Equity Incentive Plan.

--------------------------------------------------------------------------------

10. Q:  WHO IS ELIGIBLE TO PARTICIPATE IN THE MSIP?

    A: Eligibility to participate in the MSIP is limited to non-employee directors, officers and other management employees. In recent years, we have granted awards under the MSIP only to non-employee directors and officers and we have granted awards to other management employees under other plans. We expect to continue this practice in the future.

--------------------------------------------------------------------------------

11. Q: WHO WILL BE ELIGIBLE TO PARTICIPATE IN AWARDS AS TO SHARES SUBJECT TO THE AMENDMENT?

    A: Only non-employee directors, officers and other management employees, including officers, will be eligible to participate in awards with respect to the shares of common stock subject to the amendment. There are currently seven non-employee directors. There are currently about 170 management employees eligible to participate, with participation based on their level of seniority and their performance. The performance of the Chief Executive Officer is evaluated by the Organization, Compensation and Pension Committee. The performance of other officers is evaluated by the Chief Executive Officer, who reviews his evaluation with the Organization, Compensation and Pension Committee. The performance of other management employees is evaluated by the Chief Executive Officer or their respective supervisors, as appropriate. As described in the Answer to Question 10 above, we expect that most of the shares would be used for awards to non-employee directors and officers.

--------------------------------------------------------------------------------

12. Q: WHAT AWARDS ARE LIKELY TO BE GRANTED TO NON-EMPLOYEE DIRECTORS, OFFICERS OR OTHER MANAGEMENT EMPLOYEES UNDER THE MSIP IN THE FUTURE?

    A: Awards may be made to officers and other management employees under the MSIP in the discretion of GrafTech's Board of Directors or the Organization, Compensation and Pension Committee and, therefore, are not determinable at this time. It is the intention of GrafTech's Board of Directors and the Organization, Compensation and Pension Committee to focus on performance-based targets for future grants to officers and other management employees. The Organization, Compensation and Pension Committee expects, however, that awards will be made to non-employee directors as described on page 17.

--------------------------------------------------------------------------------

13. Q:  WHAT TYPES OF AWARDS MAY BE MADE UNDER THE MSIP?

    A: The MSIP provides for the grant of awards or rights that are valued or measured in whole or in part in reference to, or are otherwise based on, the common stock, including options, restricted stock, phantom stock, stock units and performance shares.

        The provisions of the MSIP are the same as those of all of our other stock-based incentive plans, which are described on page 22. Among other things, the MSIP provides that the exercise price per share of options awarded under the MSIP may not be less that the fair market value of a share of common stock on the date of grant. Fair market value is defined as the closing sale price of the common stock on the last trading day preceding the date of grant. In addition, the term of options awarded under the MSIP may not exceed ten years.

--------------------------------------------------------------------------------

14. Q:  WHO ADMINISTERS THE MSIP?

    A: The MSIP is administered by the Organization, Compensation and Pension Committee, subject to the ultimate authority of GrafTech's Board of Directors; provided, however, that the Organization, Compensation and Pension Committee may delegate routine administration of the MSIP to the Chief Executive Officer.

--------------------------------------------------------------------------------

15. Q:  HOW MAY THE MSIP BE AMENDED OR TERMINATED IN THE FUTURE?

    A: The MSIP may be amended by GrafTech's Board of Directors at any time; provided, however, that no suspension, termination or amendment of the MSIP may adversely affect the rights of any participant with respect to outstanding awards prior to the date of such suspension, termination or amendment without the consent of such participant. Pursuant to the current rules of the NYSE, any amendment which increases the number of shares of common stock (not previously listed on the NYSE) as to which awards may be made under the MSIP would require stockholder approval. Pursuant to proposed rules of the NYSE, any amendment which constitutes a material revision to the MSIP would require stockholder approval.

--------------------------------------------------------------------------------

16. Q: WHAT FEDERAL INCOME TAX CONSEQUENCES APPLY TO OPTIONS AWARDED UNDER THE MSIP?

    A: The following summary of certain material U.S. federal income tax consequences applicable to stock options awarded under the MSIP does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of receiving such an award and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. The discussion is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. A participant will not recognize any income upon the grant of a stock option under the MSIP. Upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Corporation will qualify for a deduction in the same amount, subject to Section 162(m) of the Internal Revenue Code of 1986 and a requirement that the compensation be reasonable. The Corporation will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant. When the shares are sold, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets, depending upon the length of time that the participant held the shares.

--------------------------------------------------------------------------------

17. Q:  WHAT WAS A RECENT CLOSING SALE PRICE PER SHARE OF THE COMMON STOCK?

    A: On April 1, 2003, the closing price per share of common stock as reported by the NYSE was $2.85.

          PROPOSAL THREE: AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

--------------------------------------------------------------------------------

GrafTech's Board of Directors has adopted, subject to approval by the stockholders, and is proposing for such approval, the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

         "The first sentence of Article "SIXTH" of the Amended and Restated Certificate of Incorporation of GrafTech International Ltd. be, and hereby is, amended in its entirety to be and read as follows:

                  The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred sixty million (160,000,000), of which one hundred fifty million (150,000,000) shall be common stock, par value $.01 per share (the "Common Stock"), and ten million (10,000,000) shall be preferred stock, par value $.01 per share (the "Preferred Stock")."

To become effective, the amendment must be approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock.

GrafTech's Board of Directors recommends that stockholders vote FOR the amendment.

--------------------------------------------------------------------------------

1. Q: HOW WOULD THE AMENDMENT AFFECT THE AUTHORIZED SHARES OF CAPITAL STOCK OF GRAFTECH?

    A: The amendment would increase the number of authorized shares of GrafTech's common stock from 100,000,000 shares to 150,000,000 shares. The amendment would not affect the number of authorized shares of preferred stock.

--------------------------------------------------------------------------------

2.  Q:  HOW MANY SHARES OF COMMON STOCK ARE CURRENTLY AVAILABLE FOR FUTURE
        ISSUANCE?

    A: At April 1, 2003, 57,301,937 shares of common stock were outstanding and 16,051,009 shares (including the shares desribed in Proposal Two) were reserved for use under employee benefit plans and stock-based incentive plans (including shares reserved for use under the Savings
        Plan). In addition, we expected to contribute an aggregate of 3,073,600 shares to the trust for our qualified retirement plan and our benefits protection trust. Accordingly, 23,568,854 shares of common stock are available for future issuance.

--------------------------------------------------------------------------------

3.  Q:  WHO HAS THE AUTHORITY TO ISSUE COMMON STOCK?

    A: GrafTech's Board of Directors has the authority to issue common stock (including the shares subject to this Proposal Three), without the approval of stockholders unless such approval is required by the rules of the NYSE.

--------------------------------------------------------------------------------

4.  Q:  WHY SHOULD THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BE INCREASED?

    A: At April 1, 2003 and after taking into account shares reserved or expected to be used as described in the Answer to Question 2 above, we had about 23,268,854 shares of common stock available for general corporate purposes, including acquisitions, public or private offerings for cash or in exchange for debt, and compensation of directors, officers, employees and others. Use of shares for such purposes is subject to applicable laws, including the rules of the NYSE and the SEC.

        GrafTech's Board of Directors regularly evaluates our needs and opportunities to use shares of common stock to:

        o satisfy or fund obligations or as substitutes for cash payments (including those with respect to compensation of directors, officers and employees);

        o raise additional equity capital for funding emerging business and/or deleveraging; or

        o acquire companies or businesses in exchange, in whole or in part, for common stock.

        While it has not made any decisions and we have no offers, commitments or understandings with respect thereto, GrafTech's Board of Directors believes any such opportunities that may become available are likely to become available under circumstances that would require prompt action and significant flexibility on our part.

        Accordingly, GrafTech's Board of Directors believes that it would be in the best interests of the Corporation and its stockholders to increase the number of authorized shares of common stock to provide GrafTech's Board of Directors with authorized shares sufficient to enable it to promptly act upon any such opportunity.


--------------------------------------------------------------------------------

5.  Q:  WOULD THE AMENDMENT CHANGE ANY RIGHTS ASSOCIATED WITH THE CAPITAL STOCK?

    A: The amendment would not change any of the rights, restrictions, terms or provisions relating to the common stock or the preferred stock.

--------------------------------------------------------------------------------

6. Q: ARE STOCKHOLDERS ENTITLED TO DISSENTERS' RIGHTS OF APPRAISAL WITH RESPECT TO THE AMENDMENT?

    A: Under the General Corporation Law of the State of Delaware, stockholders are not entitled to appraisal rights with respect to the amendment. GrafTech will not independently provide stockholders with any such right.

--------------------------------------------------------------------------------

7. Q: ARE STOCKHOLDERS ENTITLED TO PREEMPTIVE RIGHTS WITH RESPECT TO THE ISSUANCE OF COMMON STOCK?

    A: Holders of common stock do not have preemptive rights with respect to the issuance of common stock.

--------------------------------------------------------------------------------

8.  Q:  HOW WOULD THE FUTURE ISSUANCE OF COMMON STOCK AFFECT STOCKHOLDERS?

    A: Any future issuance of common stock, other than on a pro-rata basis, would dilute the percentage ownership and voting interest of then current stockholders.

--------------------------------------------------------------------------------

9.  Q:  IS THERE A POTENTIAL ANTI-TAKEOVER EFFECT WITH RESPECT TO THE AMENDMENT?

    A: The increased number of unissued and authorized shares of common stock could, under certain circumstances, have an anti-takeover effect by, for example, permitting issuances that would dilute the percentage ownership and voting interest of a person seeking to effect a change in the composition of GrafTech's Board of Directors, contemplating a tender or exchange offer or contemplating the combination of GrafTech with another company.

        The amendment is not being proposed in response to any effort of which management is aware to accumulate common stock or obtain control of GrafTech and is not part of a plan by management to recommend to GrafTech's Board of Directors and stockholders a series of amendments to the Amended and Restated Certificate of Incorporation. Other than the amendment, GrafTech's Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of GrafTech.
--------------------------------------------------------------------------------

10. Q: WHAT WOULD THE PROCEDURE BE FOR INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK?

    A: If the stockholders approve the amendment, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend the Amended and Restated Certificate of Incorporation. The amendment would become effective on the date of the filing of the Certificate of Amendment.

                                   APPENDIX A

                           GRAFTECH INTERNATIONAL LTD.

                   CHARTER OF THE AUDIT AND FINANCE COMMITTEE


I.  PURPOSE AND POWER

        The Committee has been established by the Board to assist the Board in discharging and performing the duties and responsibilities of the Board with respect to the financial affairs of the Corporation and its subsidiaries, affiliates and related parties (collectively, the "GROUP"), including:

        o The identification, assessment and management of financial risks and uncertainties.

        o   The continuous improvement in financial systems.

        o   The integrity of financial statements and financial disclosures.

        o   The compliance with legal and regulatory requirements.

        o The qualifications, independence and performance of the independent accountants.

        o The capabilities, resources and performance of the internal audit department.

        o The full and open communication with and among the independent accountants, management, internal auditors, counsel, employees, the Committee and the Board.

        The Committee has the right to exercise any and all power and authority of the Board with respect to matters within the scope of this Charter, subject to the ultimate power and authority of the Board. The Board shall continue to have the ultimate duty and responsibility to manage or direct the management of the business and affairs of the Corporation.

        The Committee has the authority to conduct any and all investigations it deems necessary or appropriate, to contact directly the independent accountants, the internal audit department and other employees and advisors and require them to provide any and all information and advice it deems necessary or appropriate, and to retain legal, accounting or other advisors it deems necessary or appropriate.

        The Committee has the authority to set aside for payment, pay and direct the payment of the independent accountants for their reviews and audits of financial statements and all other services as well as such legal, accounting and other advisors.

        The independent accountants shall report directly to the Committee, and shall be accountable to the Committee and the Board, for their reviews and audits of financial statements and all other services.

II.  COMPOSITION

        The Committee shall be comprised of that number of directors (but not less than three) as may be determined from time to time by the Board. Each member of the Committee shall be an independent director within the meaning of the rules of the NYSE and the Sarbanes-Oxley Act of 2002 and shall be free from any relationship that may interfere with the exercise of his or her judgment independent from management. A copy of those rules is attached to the charter of the Nominating and Governance Committee.

        A member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board, (i) accept any consulting, advisory or other compensatory fee from the Group or (ii) be affiliated with the Group.

        All members of the Committee shall be financially literate. At least one member of the Committee shall have accounting or financial management expertise, and, effective for fiscal years beginning after July 15, 2003, must constitute an

"audit committee financial expert."1 Members of the Committee may enhance their familiarity with finance and accounting matters by participating in educational programs conducted by the NYSE, the Corporation, an advisor or others.

         The Nominating and Governance Committee shall recommend directors to be elected or terminated as members of the Committee. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other times as the Board may determine. Each member of the Committee shall serve until the next annual organizational meeting of the Board or the earlier of his or her termination as a member of the Committee by the Board, the election of his or her successor as a member of the Committee or his or her death, resignation or removal. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by a majority vote.

III.  MEETINGS

         The Committee shall meet in regular sessions at least four times annually and in special sessions as circumstances warrant. Committee members are expected to attend meetings and to spend the time needed to properly discharge their responsibilities.

         The Committee shall meet at least once annually with management, the director of the internal audit department, the General Counsel and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of them believe should be discussed privately.

         A majority of the members of the Committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.

         The Committee shall keep minutes of its meetings and other proceedings.

IV.  PROCEDURES

         The Committee shall determine its meeting schedule, the agenda for each meeting, the information to be provided to it before or at each meeting and all other matters relating to the conduct of its meetings and other activities.

         The Chair of the Committee shall establish and distribute (or request the Secretary to distribute) to each Committee member prior to each meeting an agenda for the meeting. Each Committee member is free to raise at any meeting subjects that are not on the agenda for that meeting.

         Information that is important to understanding the business to be conducted at a meeting should generally be distributed to the Committee members at least one week (or, if that is not feasible, as soon as practicable) before the meeting, and Committee members should review these materials before the meeting.

         It is the sense of the Board that, subject to Section V below, the activities and procedures of the Committee should remain flexible so that it may appropriately respond to changing circumstances.

V.   PRIMARY ACTIVITIES

--------------------

1    A person with:

     o an understanding of GAAP and financial statements and audit committee functions;
     o experience in preparing, auditing, analyzing or evaluating financial statements that present breadth and level of complexity of accounting issues that are generally comparable to those that can reasonably be expected to be raised by the Corporation's financial statements, or experience actively supervising persons engaged in such activities, who acquired such experience through any of:
         >>   education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;
         >>   experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, or experience overseeing or assessing performance of companies or public accountants with respect to preparation, auditing or evaluation of financial statements; or
         >>   other relevant experience; and
     o an ability to assess general application of such principles in connection with accounting for estimates, accruals and reserves.

         Without limiting the scope of the preceding provisions of this Charter, the Committee shall:

Corporate Governance

1. Report on its meetings, proceedings and other activities at each meeting of the Board.

2. Review and assess the adequacy of this Charter at least annually. Submit changes to this Charter to the Board for approval.

3. Conduct an annual self-assessment to determine whether the Committee is functioning effectively, including evaluating the Committee's contributions to the Corporation, with a specific emphasis on areas in which such contributions could be improved.

4. Review, evaluate and, as appropriate, approve all transactions with affiliates, related parties, directors and executive officers.2

5. Direct the establishment of procedures for the receipt and retention of, and the response to, complaints received regarding accounting, internal control or auditing matters.

6. Direct the establishment of procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

7. Review and assess at least annually the adequacy of the Corporation's Code of Conduct and Ethics, including codes relating to ethics, integrity, conflicts of interest, confidentiality, public disclosure and insider trading. Adopt appropriate changes.

Public Reporting

8. Cause this Charter to be included in the annual proxy statement at least once every three years in accordance with the rules of the SEC.

9. Prepare annually the report to stockholders to be included in the annual proxy statement as required by the rules of the SEC. 3

10. Review, prior to filing, all annual reports on Form 10-K, quarterly reports on Form 10-Q and interim reports on Form 8-K to be filed with the SEC. Discuss with management and the independent accountants, prior to filing, the financial statements (including the notes thereto) and the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." 4, 5

11. Review, prior to public dissemination, all press releases related to historical or prospective earnings or financial performance, including the use of "pro forma" or "adjusted" information, as well as information related thereto provided to analysts, ratings agencies, lenders, stockholders or others.

12. Obtain from the chief executive officer and chief financial officer assurances that the chief executive officer and chief financial officer are meeting their obligations to the Committee, the independent accountants and the public under certification requirements established by the SEC, the NYSE and the Sarbanes-Oxley Act of 2002.


------------------------

2 This shall not apply to transactions with majority owned subsidiaries or compensation of directors or executive officers.

3 The report must state whether the Committee has (i) reviewed and discussed the audited financial statements with management, (ii) discussed certain matters related to the conduct of the audit as set forth in SAS 61, (iii) received written disclosures from the independent accountants regarding their independence as required by ISB No. 1 and discussed with the independent accountants their independence and (iv) recommended to the Board that the audited financial statements be included in the annual report on Form 10-K to be filed with the SEC.

4 This shall not require prior review where such review is or may be impracticable, such as certain filings under Regulation FD or filings with respect to certain items in current reports on Form 8-K.

5 The Chair may represent the entire Committee for purposes of this review with respect to quarterly and interim reports.

Independent Accountants

13. Select, retain, evaluate and, as appropriate, terminate and replace the independent accountants (and the Committee shall have the sole authority to take any such action).

14. Obtain and review, at least once annually, a report by the independent accountants describing (i) their internal quality control procedures,
         (ii) any material issues raised by the most recent internal quality control review or peer review or by any inquiry or investigation by any governmental or professional authority within the preceding five years, in each case with respect to one or more independent audits carried out by them, (iii) all material steps taken to deal with any such issues and (iv) all relationships between them and the Group.

15. Review annually the independence of the independent accountants by (i) receiving from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Group in accordance with ISB No.1, (ii) discussing with the independent accountants all disclosed relationships between the independent accountants and the Group and all other disclosed relationships that may impact the objectivity and independence of the independent accountants and (iii) discussing with management its evaluation of the independence of the independent accountants.

16. Review and, as appropriate, approve, prior to commencement, all audit services (including comfort letters in connection with securities underwritings and tax services) and all non-audit services to be provided by the independent accountants. 6

17. Review with the independent accountants annually all compensation to the independent accountants for all audit and non-audit services.

Audits and Accounting

18. Review with the independent accountants annually the plan, scope, staffing and timing of their audit.

19. After completion of the audit of the financial statements, review with management, the director of internal audits and the independent accountants the audit report, the management letter relating to the audit report, all significant questions (resolved or unresolved) that arose and all significant difficulties that were encountered during the audit, the disposition of all audit adjustments identified by the independent accountants, all significant financial reporting issues encountered and judgments made during the course of the audit (including the effect of different assumptions and estimates on the financial statements) and the cooperation afforded or limitations (including restrictions on scope or access), if any, imposed by management on the conduct of the audit.

20. Review with management and the independent accountants all reports delivered by the independent accountants in accordance with Section 10A(k)7 of the Securities Exchange Act of 1934 with respect to critical accounting policies and practices used, alternative treatments of financial information available under GAAP and other written communications (including letters under SAS No. 50) between the independent accountants and management, together with their ramifications and the preferred treatment by the independent accountants.

21. Review all items required to be communicated to the independent accountants in accordance with SAS No. 61.


--------------------

6 The Committee may designate one member to approve such non-audit services, but that member must inform the Committee of the approval at the next meeting of the Committee. All such approvals must be disclosed in periodic reports filed with the SEC. See footnote 10 for a list of prohibited non-audit services.

7     Section 10A(k) requires independent accountants to report timely to the
      Committee: (a) critical accounting policies and practices to be used; (b) alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and treatment preferred by the independent accountants; and (c) other material written communications between the independent accountants and management, such as management letters or schedules of unadjusted differences.

22. Review with management and the independent accountants at least once annually all correspondence with regulatory authorities and all employee complaints or published reports that raise material issues regarding the financial statements or accounting policies.

23. Review regularly with the independent accountants significant disagreements between the independent accountants and management and resolve or direct the resolution of all material disagreements between management and the independent accountants regarding accounting and financial reporting.

Other

24. Review contingencies which could reasonably be expected to have significant impact on financial performance or condition.

25. Review at least annually best practices with respect to internal controls. Direct changes as appropriate.

V.       DISCRETIONARY ACTIVITIES

         It is the sense of the Board that the Committee should periodically evaluate whether and the extent to which to undertake one or more of the following activities:

Independent Accountants

1. Review whether to adopt a policy of rotating the independent accountants on a regular basis or otherwise.

2. Obtain and review all written reports issued with respect to the results of inspections of the independent accountants conducted by the Public Company Accounting Oversight Board.

3. Obtain from the independent accountants assurances that no person associated with the independent accountants and engaged in providing any service to the Group is under suspension from being associated with a registered public accounting firm pursuant to Section 1058 of the Sarbanes-Oxley Act of 2002.9

4. Obtain from the independent accountants assurances that the independent auditors have not performed and will not perform any non-audit services prohibited by Section 10A(g)10 of the Securities Exchange Act of 1934.9

5. Obtain from the independent accountants assurance that the lead audit partner has been and will be rotated at least once every five years in accordance with Section 10A(j)11 of the Securities Exchange Act of 1934.9

6. Obtain from the independent accountants assurance that the independent accountants comply with all auditing, quality control and independence standards to be established by the Public Company Accounting Oversight Board.

-----------------------

8 Section 105 requires the Public Company Accounting Oversight Board to establish fair procedures for investigating and disciplining registered public accounting firms and their associated persons. That Board may sanction such firms or their associated persons for refusing to testify, produce documents or otherwise cooperate with it in an investigation or for failing to supervise. Rules to be adopted by that Board may require testimony to be given or audit work papers to be produced, and allows it to share information with other government agencies. That Board may investigate such firms' acts or practices that may violate the Sarbanes-Oxley Act of 2002 or securities laws relating to audit reports, and establish procedures as to sanctions to be applied.

9 The Committee should consider whether to include these items in the engagement letter with the independent accountants.

10 Section 10A(g) makes it unlawful for the independent accountants to provide, contemporaneously with the audit, any non-audit service, including tax services, unless the Committee approves the activity in advance. Certain non-audit services are prohibited regardless of approval by the Committee. These prohibited services are: (1) bookkeeping or other services related to the Corporation's accounting records or financial statements; (2) financial information systems design and implementation;
      (3) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources; (7) broker or dealer, investment adviser, or investment banking services; and
      (8) legal services and expert services unrelated to the audit.

11 Section 10A(j) makes it unlawful for the independent accountants to provide audit services if either the lead or reviewing audit partner has performed audit services for the Corporation in each of the Corporation's five previous fiscal years.

7. Obtain from the independent accountants assurance that the independent accountants have not and will not violate the conflict of interest provisions set forth in Section 10A(l)12 of the Securities Exchange Act of 1934.9

8. Obtain from the independent accountants assurance that they will inform management concerning any information coming to their attention indicating that an illegal act has or may have occurred.9

9. Review the experience and qualifications of the senior members of the audit team of the independent accountants.

10. Review the extent to which accountants other than the independent accountants are used and the reasons for such use.

11. Obtain from and review with the independent accountants a report on the assessment made by management as to the effectiveness of the internal control structure and procedures as required pursuant to Section 40413 of the Sarbanes-Oxley Act of 20029.

Internal Audits

12. Review the resources, plans, activities, staffing and organizational structure of the internal audit department.

13. Review the appointment, performance and replacement of the director of internal audits.

14. Review all audits and reports prepared by the internal audit department together with management's response.

15. Review with management, the director of internal audits and the independent accountants the adequacy of financial reporting and internal control systems, the scope and results of the internal audit program and the cooperation afforded or limitations, if any, imposed by management on the conduct of the internal audit program.

Accounting

16. Review auditing, internal control and financial reporting principles, policies and practices, and presentation of financial statements. Review with management, the director of internal audits and the independent accountants adopted or proposed changes in those principles, policies and practices and the impact on the financial statements. Review the effect on those policies and practices of pronouncements and initiatives of the SEC, the Public Company Accounting Oversight Board, other regulatory authorities and the accounting profession.

17. Review with management, the director of internal audits and the independent accountants, at least annually, (i) all significant accounting estimates, (ii) all significant off balance sheet financing arrangements and their effect on the financial statements and (iii) all significant valuation allowances and liability, restructuring and other reserves.

Controls and Systems

18. Review with management, the director of internal audits and the independent accountants the extent to which recommended changes to or improvements in auditing, accounting, financial reporting and internal control systems have been implemented.

19. Review the adequacy of auditing, accounting, financial reporting and internal control resources.

Public Reporting

------------------------

12 Section 10A(l) makes it unlawful for the independent accountants to perform any audit service if the Corporation's CEO, controller, CFO, chief accounting officer or equivalent officer was employed by the independent accountants and participated in any capacity in the audit during the one-year period before the beginning date of the audit.

13 Section 404 requires the SEC to prescribe rules requiring each annual report on Form 10-K to contain an internal control report stating management's responsibility for establishing and maintaining adequate internal control structures and financial reporting procedures, and containing an assessment of the effectiveness of such structures and procedures as of the end of the Corporation's most recent fiscal year.
      Section 404 also requires the independent accountants to attest to and report on management's assessment of the internal controls. Such attestation may not be the subject of a separate engagement, and must be made in accordance with standards to be adopted by the Public Company Accounting Oversight Board.

20. Review with management policies and practices relating to disclosure of material information to the public, analysts, rating agencies, lenders, stockholders and others, including compliance with Regulation FD and other applicable laws.

Compliance

21. Review with the General Counsel, management and the director of internal audits the procedures for monitoring compliance with laws and policies on business integrity, ethics and conflicts of interest, including foreign corrupt practice, antitrust and insider trading matters.

22. Review with the General Counsel compliance with applicable laws, including all material regulatory inquiries.

Risk Assessment

23. Review with management compliance with covenants under debt issues and credit facilities.

24. Review with management and the independent accountants market, operational and financial risk assessment and management policies and practices, including related corporate approval requirements and internal auditing systems and initiatives to minimize such risks.

25. Review contingencies that could reasonably be expected to have significant impact on financial performance or condition.

26. Review with the General Counsel all legal matters that may have a significant impact on financial condition or performance.

Finance

27. Review with management and the independent accountants financial condition, liquidity and funding requirements, including short-term and long-term capital expenditure plans and working capital needs.

28. Review and, as appropriate, approve the amounts, timing, types and terms of public and private stock and debt issues and credit facilities.

29. Review with management financial planning policies and practices and financial objectives.

Other

30. Review policies for hiring of employees or former employees of the independent accountants.

31. Review reports on expenses of executive officers and directors.

VI. LIMITATIONS

         Notwithstanding anything contained herein to the contrary, the duties and responsibilities of the Committee and each of its members is one of oversight and neither the Committee nor any of its members shall have any duty or responsibility to:

        o   plan, conduct or provide resources for audits;

        o determine that financial statements have been properly prepared or financial disclosures are full and complete;

        o guarantee or provide other assurance that there are no financial risks or uncertainties or that such risks or uncertainties have been reduced or eliminated; or

        o act as an expert or provide guarantees, representations, warranties, professional or other certifications or assurance with respect to, or verify, any matter within the scope of this Charter.

VII.  QUALIFIED LEGAL COMPLIANCE COMMITTEE

         The Committee is hereby designated and shall constitute a Qualified Legal Compliance Committee within the meaning of the rules of the SEC. As such, the Committee shall adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation within the meaning of the Standards of Professional Conduct for Attorneys adopted by the SEC. In addition, as such, the Committee shall:

        o inform the General Counsel and the Chief Executive Officer of any report of evidence of such a material violation (unless the Committee reasonably believes that it would be futile to report evidence of such a material violation to the General Counsel and the Chief Executive Officer, in which case the Committee may report the evidence directly to the Board);

        o determine whether an investigation thereof is necessary or appropriate and, if so: notify the Board thereof; initiate an investigation, which may be conducted either by the General Counsel or by external counsel; and retain such additional expert personnel as the Committee deems necessary or appropriate; and

        o at the conclusion of any such investigation: recommend that the Company implement an appropriate response thereto; and inform the General Counsel, the Chief Executive Officer and the Board of the results of such investigation and the appropriate remedial measures to be adopted.

The Committee shall take all other appropriate action, including notifying the SEC, if the Company fails in any material respect to implement an appropriate response that the Committee has recommended.


VIII.  WEB SITE

         This Charter shall be placed on the Corporation's web site.

Date:  February 25, 2003

                                   APPENDIX B

Explanatory Note: The GrafTech International Ltd. Management Stock Incentive Plan (Senior Management Version), as amended to reflect Proposal Two, is filed herewith pursuant to Instruction 3 to Item 10 of Schedule 14A and is not part of the proxy statement.

                         THE GRAFTECH INTERNATIONAL LTD.
                         MANAGEMENT STOCK INCENTIVE PLAN
                           (SENIOR MANAGEMENT VERSION)


                  This Management Stock Incentive Plan was originally adopted as the Management Stock Option Plan by the Board of Directors of GrafTech International Ltd. (formerly, UCAR International Inc.) as of January 26, 1995. It was subsequently amended. This document restates the Plan as amended (including amendments to eliminate provisions which are no longer operative or which have been adopted concurrently with this restatement) through March 31, 2003.

                                    ARTICLE I

                                 PURPOSE OF PLAN

                  The Plan has been adopted by the Board to provide for the grant of stock options, restricted stock and other equity based awards to management employees of the Company and its Subsidiaries and non-employee directors of the Company as a part of the compensation and incentive arrangements for such employees and directors. The Plan is intended to advance the best interests of the Company by granting to them an ownership interest in the Company or a right to acquire such an ownership interest, thereby motivating them to contribute to the success of the Company and to remain in the employ or service of the Company and its Subsidiaries. It is anticipated that the availability of stock options, restricted stock and other equity based awards under the Plan will also enhance the Company's and its Subsidiaries' ability to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company.

                                   ARTICLE II

                                   DEFINITIONS

                  For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

                  "Acceleration Event" shall mean an event with respect to which the Plan or the relevant Award Agreement provides for the acceleration of the vesting or exercisability of an Award.

                  "Affiliate" shall mean, with respect to any Person, (i) any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person or (ii) any director, officer, partner or employee of such Person or any Person specified in clause (i) above.

                  "Award" shall mean an award of an Option, Restricted Share or Other Award granted under the Plan.

                  "Award Agreement" shall mean the relevant Option Agreement, Restricted Share Agreement or Other Award Agreement between a Participant and the Company.

                  "Board" shall mean the Board of Directors of the Company.

                  "Cause," if relevant to a particular Participant, shall have the meaning of "Cause" set forth in such Participant's Award Agreement.

                  "CEO" shall mean the Chief Executive Officer of the Company.

                  "Change of Control" shall mean the occurrence of any of the following events:

                           (i) any "person" or "group" within the meaning of
                  Section 13(d) or 14(d)(2) of the Exchange Act becomes the beneficial owner of 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of the Company;

                           (ii) any "person" or "group" within the meaning of
                  Section 13(d) or 14(d)(2) of the Exchange Act acquires by proxy or otherwise the right to vote on any matter or question with respect to 15% or more of the then outstanding Common Stock or 15% or more of the combined voting power of the then outstanding voting securities of the Company;

                           (iii) Present Directors and New Directors cease for
                  any reason to constitute a majority of the Board (and, for purposes of this clause (iii), "Present Directors" shall mean individuals who at the beginning of any consecutive twenty-four month period were members of the Board and "New Directors" shall mean individuals whose election by the Board or whose nomination for election as directors by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who were Present Directors or New Directors);

                           (iv) the stockholders of the Company approve a plan
                  of complete liquidation or dissolution of the Company; or

                           (v) consummation of:

                                    (x) a reorganization, restructuring,
                  recapitalization, reincorporation, merger or consolidation of the Company (a "Business Combination") unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and the voting securities of the Company outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination (including, without limitation, a corporation or other entity which as a result of such Business Combination owns the Company or all or substantially all of the assets of the Company or the Group (and, for purposes hereof, the "Group" refers to the Company and its Subsidiaries, collectively) either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of outstanding Common Stock and the combined voting power of the outstanding voting securities of the Company, respectively,
                  (b) no "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act (excluding (1) any corporation or other entity resulting from such Business Combination and
                  (2) any employee benefit plan (or related trust) of the Group or any corporation or other entity resulting from such Business Combination) beneficially owns 15% or more of the common equity securities or 15% or more of the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination, except to the extent that such beneficial ownership existed prior to such Business Combination with respect to the Common Stock and the voting securities of the Company, and (c) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination, whichever is earlier; or

                                    (y) any sale, lease, exchange or other
                  transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the Group, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale), provided, that, for purposes of clauses (v) (x) and (v) (y) above, the divestiture of less than substantially all of the assets of the Company or the Group in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of stock of or merger or consolidation of a subsidiary, transfer or otherwise, shall not constitute a Change of Control of the Company.

                  Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur:

                           (I) pursuant to clause (i) or (ii) above, solely because 15% or more of the then outstanding Common Stock or the then outstanding voting securities of the Company is or becomes beneficially owned or is directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by the Group; or

                           (II) pursuant to clause (v)(y) above, (1) if the Board determines that any sale, lease, exchange or other transfer does not involve all or substantially all of the assets of the Company or the Group or (2) unless the Board determines otherwise, solely because of the consummation of a transaction or a series of transactions pursuant to which the Group sells, distributes to the Company's stockholders, or otherwise transfers or disposes of any or all of its ownership of its natural, acid-treated and flexible graphite business, however owned (including ownership through one or more dedicated subsidiaries and holding companies therefor and successors thereto).

                  For purposes hereof, references to "beneficial owner" and correlative phrases shall have the same definition as set forth in Rule 13d-3 under the Exchange Act (except that ownership by underwriters for purposes of a distribution or offering shall not be deemed to be "beneficial ownership") and references to the Exchange Act or rules and regulations thereunder shall mean those in effect on June 29, 2000.


                  "Code" or "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "Committee" shall mean the Organization, Compensation and Pension Committee of the Board.

                  "Common Stock" shall mean the common stock of the Company.

                  "Company" shall mean GrafTech International Ltd., a Delaware corporation.

                  "Control" (including, with correlative meaning, all conjugations thereof) shall mean with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

                  "Director" shall mean any individual who is a member of the Board and who is not an employee of the Company or a Subsidiary.

                  "Disability" shall mean the inability of a Participant to perform in all material respects his duties and responsibilities to the Company and the Subsidiaries by reason of a physical or mental disability or infirmity, which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Company may determine. A Participant (or his representative) shall furnish the Company with satisfactory medical evidence documenting the Participant's disability or infirmity.

                  "Employee" shall mean any employee of the Company or any of the Subsidiaries and, unless otherwise indicated, any Director.

                  "Employee Loan" shall mean any loan made to a Participant on the Recapitalization Closing Date to assist the Participant in paying certain income tax liability.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                   "Exercise Price" shall mean the amount that a Participant must pay to exercise an Option with respect to one share of Common Stock subject to such Option.

                  "Fair Market Value" shall mean (i) with respect to any Option granted prior to September 29, 1998, the average of the high and low trading prices of the Common Stock for the 20 business days immediately preceding the day of the valuation, (ii) with respect to any Option or Restricted Share granted after September 29, 1998 or any Other Award granted after January 15, 2003, the closing sale price (or, if there is none, the average of the closing bid and asked prices) of the Common Stock on the last trading day preceding the day of the valuation and (iii) with respect to any Option granted on September 29, 1998 after the close of trading, the closing sale price of the Common Stock on that day (i.e., $17.06).

                  "Good Reason," if relevant to a particular Participant, shall have the meaning of "Good Reason" set forth in such Participant's Award Agreement.

                  "Grant Date" shall mean, with respect to the initial grant of Options hereunder, the Recapitalization Closing Date and, thereafter, shall mean the date the relevant Options are granted pursuant to the Plan.

                  "Option" shall mean, with respect to any Participant, (a) any Time Option, Performance Option or Standard Option and (b) any Award issued in respect of an Option referred to in clause (a) above by way of distribution or in connection with a merger, consolidation, reorganization, recapitalization or similar event.

                  "Option Agreement" shall mean the relevant Option Agreement between a Participant and the Company.

                  "Option Shares" shall mean, with respect to any Participant,
(a) any shares of Common Stock (or other shares of capital stock of the Company) issuable or issued by the Company upon exercise of any Option by such Participant and (b) any shares of the capital stock of the Company issuable or issued in respect of any of the shares described in clause (a) above by way of stock dividend or other distribution, stock split, merger, consolidation, reorganization, recapitalization or similar event.

                  "Other Award" shall mean, with respect to any Participant, (a) any award or right that is valued or measured in whole or in part by reference to, or is otherwise based on, Common Stock, including an award of shares of Common Stock (other than (i) an award of an Option or a Restricted Share or (ii) an "incentive stock option" within the meaning of Section 422 of the Code or any successor provisions) and (b) any award issued in respect of any Other Award referred to in clause (a) above by way of distribution or in connection with a merger, consolidation, reorganization, recapitalization or similar event. Other Awards permitted under the Plan shall include, without limitation, (a) phantom stock, stock units, performance shares, stock options and restricted shares of Common Stock with terms different than those specified herein for Options and Restricted Shares, and unrestricted shares of Common Stock and (b) awards and rights with respect to compensation previously earned or accrued.

                  "Other Award Agreement" shall mean the relevant Other Award Agreement between a Participant and the Company.

                  "Participant" shall mean any individual who holds an outstanding Award granted under the Plan.

                  "Performance Options" shall mean the options described in
Section 5.2.

                  "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Plan" shall mean this Management Stock Incentive Plan, as amended from time to time (formerly known as the Management Stock Option Plan).

                  "Recapitalization" shall mean the recapitalization of the Company pursuant to the Recapitalization Agreement.

                  "Recapitalization Agreement" shall mean the Recapitalization and Stock Purchase Agreement dated as of November 14, 1994 among Union Carbide Corporation, a New York corporation, Mitsubishi Corporation, a Japanese corporation, the Company and UCAR International Acquisition Inc., a Delaware corporation.

                  "Recapitalization Closing Date" shall mean the closing date of the Recapitalization (i.e., January 26, 1995).

                  "Recapitalization Price" shall mean the per share price paid in the Recapitalization (i.e., $7.60).

                  "Restricted Share" shall mean, with respect to any Participant, (a) any share of Common Stock granted to the Participant under the Plan and (b) any award issued in respect of a Restricted Share referred to in clause (a) above by way of stock dividend or other distribution, stock split, merger, consolidation, reorganization, recapitalization or similar event.

                  "Restricted Share Agreement" shall mean the relevant Restricted Share Agreement between a Participant and the Company.

                  "Retirement," if relevant to a particular Participant, shall have the meaning of "Retirement" set forth in such Participant's Award Agreement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Standard Options" shall mean the options described in Section 5.2A.

                  "Subsidiary" shall mean any corporation of which the Company owns, directly or through one or more Subsidiaries, a fifty percent (50%) or more equity interest in such corporation or has the right to nominate fifty percent (50%) or more of the members of the board of directors or other governing body of such corporation.

                  "Time Options" shall mean the options described in Section
5.1.

                  "Transfer" shall mean, with respect to any Award, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration and whether voluntary, involuntary or by operation of law) of such Award or any interest therein.


                                   ARTICLE III

                         LIMITATION ON AVAILABLE SHARES

                   3.1 Available Shares. The aggregate number of shares of Common Stock with respect to which Awards may be granted under the Plan shall not exceed 3,070,234, plus that number of shares which are subject to options outstanding at April 1, 2003 under the Management Stock Incentive Plan (Original Version) and which are subsequently cancelled or forfeited; provided, however, that such aggregate number of shares of Common Stock shall be subject to adjustment in accordance with the provisions of Section 10.2.

                   3.2 Status of Option Shares and Restricted Shares. The shares of Common Stock as to which Awards were or may be granted under the Plan or which have been or are delivered or deliverable as or upon exercise of Awards consist of (i) new issue shares, the issuance of which to officers of the Company (within the meaning of the rules of the New York Stock Exchange) or directors of the Company was approved by stockholders as then required by the New York Stock Exchange and (ii) treasury shares which shall have been previously listed on the New York Stock Exchange. To the extent that any Awards are forfeited or expire (including, without limitation, termination prior to vesting or exercise), the shares of Common Stock in respect of which such Awards were granted shall become available for Awards granted pursuant to the Plan or any other plan or agreement approved by the Committee. For purposes of calculating the number of shares of Common Stock used and available for use under the Plan, only shares of Common Stock subject to Awards that have been or, by their terms, may be settled by delivery of shares of Common Stock shall be deemed to have been used or reserved for use.


                                   ARTICLE IV

              GRANT OF OPTIONS, RESTRICTED SHARES AND OTHER AWARDS

                   4.1 Options and Restricted Shares. Options and Restricted Shares may be granted to Employees. Initially, Options shall be granted by the Board. Thereafter, the Committee or the Board shall grant Options and Restricted Shares to Employees (other than Directors) after consultation with the CEO and the Board or the Committee shall grant Options and Restricted Shares to Directors. Except as otherwise provided herein, the Committee or the Board shall establish the terms and conditions applicable to Options and Restricted Shares granted by it at the time of grant, which terms and conditions shall be set forth in the relevant Option Agreements and Restricted Share Agreements.

                   4.2 Exercise Price. The Exercise Price of Time Options and Performance Options granted hereunder shall be not less than the Fair Market Value of the Option Shares subject to such Options, determined as of the relevant Grant Date. For purposes of the initial grant of Time Options and Performance Options hereunder, the Exercise Price of such Options shall be the Recapitalization Price. The Exercise Price of Standard Options granted hereunder shall be specified by the Committee or the Board at the time of grant and set forth in the relevant Option Agreements, but in no event shall the Exercise Price of a Standard Option be less than the Fair Market Value of a share of Common Stock on the relevant Grant Date.

                   4.3 Form of Option. Options granted under the Plan shall be non-qualified stock options and are not intended to be "incentive stock options" within the meaning of Section 422 of the Code or any successor provisions. Options shall be exercisable with respect to the number of Option Shares covered by the Option to the extent they become exercisable and shall thereafter be exercisable until they expire or are terminated.

                   4.4 Available Options. All Options granted under the Plan prior to September 29, 1998 have been Time Options or Performance Options. Notwithstanding anything to the contrary contained herein, only Standard Options shall be granted to Employees (other than Directors) under the Plan on or after September 29, 1998 and only Time Options or Standard Options shall be granted to Directors under the plan on or after September 29, 1998.

                   4.5 Other Awards. Commencing January 16, 2003, Other Awards may be granted to Employees. The Committee or the Board shall grant Other Awards to Employees (other than Directors) after consultation with the CEO and the Board or the Committee shall grant Other Awards to Directors. Other Awards may be granted alone or in addition to any other Awards granted under the Plan. The Board or the Committee shall establish the terms and conditions applicable to Other Awards granted by it at the time of grant, which terms and conditions shall be set forth in the relevant Award Agreement or in amendments to the Plan. Such terms and conditions may include, without limitation, settlement in cash or shares of Common Stock or a combination thereof (which form of settlement may be either prescribed by the Board or the Committee or subject to the discretion of the Company or the Participant), performance measures, tandem or reload features, vesting schedules (and provisions regarding acceleration of vesting), registration provisions (including indemnification and contribution arrangements), terms and conditions relating to withholding of taxes, transferability provisions, forfeiture and clawback provisions, anti-dilution provisions and provisions relating to adjustments to reflect business combinations, provisions relating to dividends and distributions, and exercise provisions (including provisions relating to conditional exercises, net exercises and payment of exercise prices with outstanding shares of Common Stock).

                                    ARTICLE V

                            EXERCISABILITY OF OPTIONS

                   5.1 Time Options. Except as otherwise provided in the relevant Option Agreement or Section 5.3, all then outstanding Time Options became vested and exercisable prior to March 1, 2002.

                   5.2 Performance Options. Except as otherwise provided in the relevant Option Agreement or Section 5.3, all then outstanding Performance Options became vested and exercisable prior to March 1, 2002.

                   5.2A Standard Options. Except as otherwise provided in the Plan, Standard Options shall be subject to such terms and conditions as are established by the Committee or the Board at the time of grant and set forth in the relevant Option Agreements. Except as otherwise provided in the relevant Option Agreement or Section 5.3, a Standard Option shall vest and become exercisable at such time or under such circumstances as the Committee or the Board shall determine and specify in the relevant Option Agreement.

                   5.3 Acceleration Events. The Committee or the Board may, but are not required to, provide for the accelerated vesting and exercisability of Standard Options at the time of grant and any such provisions shall be set forth in the relevant Option Agreements. The Committee or the Board may, in its discretion, accelerate the vesting and exercisability of any or all Options at any time and for any reason.

                                   ARTICLE VI

                               EXERCISE OF OPTIONS

                   6.1 Right to Exercise. During the lifetime of a Participant, Options may be exercised only by such Participant (except that, in the event of his Disability, Options may be exercised by his or her legal guardian or legal representative). In the event of the death of a Participant, exercise of Options shall be made only by the executor or administrator of the deceased Participant's estate or the Person or Persons to whom the deceased Participant's rights under Options shall pass by will or the laws of descent and distribution.

                   6.2 Procedure for Exercise. Vested Options may be exercised in whole or in part with respect to any portion that is exercisable. To exercise an Option, a Participant (or such other Person who shall be permitted to exercise the Option as set forth in Section 6.1) must complete, sign and deliver to the Company a notice of exercise in such form as the Company may from time to time adopt and provide to a Participant (the "Exercise Notice"), together with payment in full of the Exercise Price multiplied by the number of shares of Common Stock with respect to which the Option is exercised. Payment of the Exercise Price shall be made in cash (including check, bank draft or money order). The right to exercise the Option shall be subject to the satisfaction of all conditions set forth in the relevant Option Agreement and Exercise Notice. In lieu of paying the Exercise Price, upon a Participant's (or such other Person's) request, with the Committee's or the Board's consent, the Company shall give the Participant a number of shares of Common Stock equal to (A) divided by (B) where (A) is the excess of the (i) the Fair Market Value of a share of Common Stock on the date of exercise, over (ii) the Exercise Price, multiplied by (iii) the number of shares for which the Option is being exercised, and (B) is the Fair Market Value of a share of Common Stock on the date of exercise.

                   6.3 Option Agreements and Option Programs. To the extent that the relevant Option Agreement or any stock option administration program provides for different administrative, clerical or operational activities than those provided for in this Article VI and such different activities are not materially inconsistent with the purposes of this Article VI, then such other provision shall govern.

                   6.4 Conditional Exercise in Contemplation of an Acceleration Event. In contemplation of an Acceleration Event, a Participant may conditionally exercise at least 15 days prior to the Acceleration Event all or a portion of his Options which are exercisable and which will become exercisable upon the occurrence of the Acceleration Event. Such conditional exercise shall become null and void if the anticipated Acceleration Event does not occur within six (6) months following the date of such conditional exercise. A conditional exercise shall become binding upon a Participant (and such Participant shall become obligated to pay the Exercise Price therefor) upon the occurrence of the Acceleration Event.

                   6.5 Withholding of Taxes. The Company shall withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under the Plan, and the Company may defer such issuance unless indemnified to its satisfaction.

                                   ARTICLE VII

                              EXPIRATION OF OPTIONS

                   7.1 Expiration Date. Time Options and Performance Options shall expire at 5:00 p.m. Eastern Standard Time on the day prior to the twelfth anniversary of the Grant Date or upon such earlier time as provided in the relevant Option Agreements and Standard Options shall expire at 5:00 p.m. Eastern Standard Time on the tenth anniversary of the Grant Date or on such earlier date as shall be specified by the Committee or the Board at the time of grant and set forth in the relevant Option Agreements (as applicable, the "Expiration Date").

                   7.2 Limited Stock Appreciation Right. Upon a Participant's request, the Company may, in its sole discretion, cancel any vested Option (in whole or in part) granted hereunder and pay the affected Participant the excess of the (i) the Fair Market Value of a share of Common Stock, over (ii) the Exercise Price, multiplied by (iii) the number of shares for which the Option is being cancelled (the "Cancellation Amount"); provided, however, that coincident with any transaction which is reasonably likely to result in a Change of Control the Company may in its sole discretion, without a Participant's consent, cancel any Option (in whole or in part) granted hereunder and pay the affected Participant the Cancellation Amount.

                                  ARTICLE VIIA

                                RESTRICTED SHARES

                   7A.1 Dividends. If the Board declares a special or extraordinary dividend or distribution payable on the Common Stock, the Company shall notify each Participant who (on the record date for determination of stockholders entitled to receive such dividend or distribution) holds unvested Restricted Shares of the amount of the dividend or distribution which such Participant would have received if such Restricted Shares had vested prior to such record date. Upon the vesting of such Restricted Shares, such dividend or distribution shall be promptly paid, in cash if such dividend or distribution was a cash dividend or distribution or in securities or other property if such dividend or distribution was a dividend or distribution of securities or other property, to such Participant. If any of such Restricted Shares are forfeited or fail to vest, the Participant shall forfeit all rights to any such dividend or distribution and it shall revert to the Company.

                   7A.2 Acceleration Events. The Committee or the Board may, but are not required to, provide for the accelerated vesting of Restricted Shares at the time of grant and any such provisions shall be set forth in the relevant Restricted Share Agreement(s). The Committee or the Board may, in its discretion, accelerate the vesting of any or all Restricted Shares at any time and for any reason.

                   7A.3 Withholding of Taxes. The Company and its Subsidiaries shall withhold or deduct from any or all payments or amounts due to or held for the Participant or require payment by the Participant of an amount equal to all taxes (including social security and medical (including FICA), and other governmental charges of any kind as well as income and other taxes) required to be withheld or deducted with respect to any and all taxable income and other amounts attributable to the Restricted Shares. The procedures and arrangements with respect thereto shall be set forth in the relevant Restricted Stock Agreement.

                                  ARTICLE VIII

                             RIGHTS AND LIMITATIONS

                   8.1 Dividend Equivalents. The following Sections 8.1(a), 8.1(b) and 8.1(c) shall apply to Options granted prior to September 29, 1998. The following Section 8.1(d) shall apply to Options granted on or after September 29, 1998.

                       (a) If the Board declares a special or extraordinary dividend in connection with a recapitalization, reorganization, restructuring or other nonrecurring corporate event to the holders of Common Stock, the Company shall pay to an escrow account on behalf of each Participant an amount (the "Dividend Equivalent") equal to the dividend they would have received had they directly owned each Option Share subject to Time Options and each Option Share with respect to which Performance Options are vested.

                       (b) Upon a Participant's exercise of a Time Option or Performance Option, the Company shall offset the Exercise Price of each Option Share subject to such Option in respect of which a Dividend Equivalent was paid by the Dividend Equivalent set aside with respect to such Option Share. Any Dividend Equivalent in excess of the Exercise Price shall be paid in cash at the time the dividend is paid.

                       (c) If the Time Options or Performance Options of a Participant with respect to which a Dividend Equivalent is set aside are terminated or cancelled prior to the date such Options are exercised, the Participant shall forfeit the right to the Dividend Equivalent and any amounts set aside in the Participant's escrow account in respect of such Dividend Equivalent shall revert to the Company.

                       (d) If the Board declares a special or extraordinary dividend payable on the Common Stock in connection with a recapitalization, reorganization, restructuring or other nonrecurring corporate event, the Company shall notify each Participant who (on the record date for determination of stockholders entitled to receive such dividend) holds vested Standard Options or vested Time Options granted on or after September 29, 1998 of the amount of the dividend (the "Dividend Adjustment") which such Participant would have received if such Participant had owned the Option Shares subject to such Options. Upon such Participant's exercise of any of such Options, (i) the Company shall reduce the Exercise Price of such Options (but not below $.01) by the amount of the Dividend Adjustment with respect to the Option Shares issuable upon such exercise and (ii) to the extent that such Dividend Adjustment exceeds the amount of such reduction, such excess shall be promptly paid in cash to such Participant. If any of such Options expire or are terminated or cancelled prior to exercise thereof, the Participant shall forfeit all rights to all Dividend Adjustments.

                   8.2 Registration of Option Shares and Restricted Shares.


                       (a) Registration. The Company shall file, at its own expense, a registration statement or statements on Form S-8 or Form S-3, as appropriate, to register the issuance or resale of the Option Shares and the Restricted Shares.

                       (b) Limitations on Resale. Any resale of the Option Shares or the Restricted Shares pursuant to such registration statement or statements shall be subject to (i) the continued effectiveness, at the Company's discretion, of such registration statement or statements and (ii) any blackout, insider trading, short-swing profits or other restrictions on trading activity which the Company may impose or to which the Participant may be subject, by law, under Company policies or otherwise.

                       (c) Indemnification. Any Participant for whom the resale of Option Shares or Restricted Shares is included in such registration statement or statements will indemnify the Company, each of its directors and officers and each Person who Controls the Company (other than such Participant) against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or statements, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each of its directors and officers and each Person Controlling the Company (other than such Participant) for all legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged statement) or omission (or alleged omission) is made in such registration statement or statements in reliance upon and in conformity with written information furnished to the Company by such Participant with respect to such Participant and expressly stated to be specifically for use therein; provided, however, that the liability of any such Participant under this Section 8.2(c) shall be limited to the amount of proceeds received by such Participant in the resale giving rise to such liability.

                   8.3 Transfer of Options. Options may not be Transferred (other than by will or descent), except that Options may be Transferred to the Company to secure indebtedness on any Employee Loan.

                   8.4 Transfer of Restricted Shares. Unless otherwise determined by the Board or the Committee and in accordance with the vesting conditions set forth in the relevant Restricted Share Agreement, Restricted Shares may not be Transferred until the termination or lapse of all restrictions relating to such Restricted Shares.

                   8.5 Agreements. Award Agreements may contain such additional provisions (including rights, restrictions and obligations), not materially inconsistent with the Plan, as may be approved by the Board or the Committee or by the officers of the Company pursuant to authority delegated to them by the Board or the Committee.

                                   ARTICLE IX

                                 ADMINISTRATION

                   9.1 Plan Administrator. Subject to the ultimate authority of the Board, the Plan shall be administered by the Committee; provided, however, that the Committee may delegate to the CEO responsibility for the routine administration of the Plan.

                   9.2 Option Grants. The Committee and the Board shall have authority to select Employees (other than Directors) to receive Awards and to grant Awards (except for the initial grant of Options, which shall be granted by the Board) to Employees (other than Directors) in such amounts as it shall determine, in its full discretion, after consultation with the CEO; provided, however, that the Board or the Committee may delegate to the CEO responsibility to designate Employees (other than Directors) to participate in a pool of Standard Options and Restricted Shares, the terms and conditions of which (including the aggregate number of shares subject to Options and Restricted Shares within the pool) shall have been specified by the Board or the Committee.

                   9.3 Additional Authority. As between a Participant and the
Company: the Committee and the Board shall have the sole and complete responsibility and authority to (a) interpret and construe the terms of the Plan, (b) correct any defect, error or omission or reconcile any inconsistency in the Plan or in any Award Agreement and (c) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan; and the Committee's or the Board's determination on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. The authority of the Committee and the Board granted under this Article IX shall be additive to the authority granted to them under Section 4.1.

                                    ARTICLE X

                                  MISCELLANEOUS

                   10.1 Amendment, Suspension and Termination of Plan. The Board may amend or terminate the Plan at any time. No suspension, termination or amendment of or to the Plan shall affect adversely the rights of any Participant with respect to Awards granted hereunder prior to the date of such suspension, termination or amendment without the consent of such Participant.

                   10.2 Adjustments.

                       (a) [omitted]

                       (b) Changes in Common Stock. In the event of a stock dividend, stock split, share combination or other nonrecurring corporate transaction, the Committee or the Board shall make such adjustments in the number and type of Awards authorized by and shares subject to the Plan and the number and type of shares covered by outstanding Awards and the Exercise Prices specified therein and such other amendments to the Plan as the Board or the Committee, in good faith, determines to be appropriate and equitable.

                   10.3 [omitted]

                   10.4 No Right to Participate. Except as otherwise agreed by the Company, no Employee shall have a right to be selected as a Participant or, having been so selected, to be selected again to receive a grant of Options.

                   10.5 No Employment Contract. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of the Subsidiaries to terminate any Participant's employment at any time (with or without Cause) or shall confer upon any Participant any right to continued employment by the Company or any of the Subsidiaries for any period of time or to continue such employee's present (or any other) rate of compensation.

                   10.6 Construction of Plan. This terms of the Plan shall be administered in accordance with the laws (excluding conflict of interest laws) of the State of New York (as to grants made prior to March 1, 2002) or the State of Delaware (as to grants made on or after March 1, 2002).

--------------------------------------------------------------------------------

                                ADMISSION TICKET
                           GRAFTECH INTERNATIONAL LTD.

                         ANNUAL MEETING OF STOCKHOLDERS
                           MAY 28, 2003 AT 10:00 A.M.
                           GRAFTECH INTERNATIONAL LTD.
                                 BRANDYWINE WEST
                          1521 CONCORD PIKE, SUITE 301
                              WILMINGTON, DELAWARE

           PRESENT THIS TICKET TO ADMIT ONE STOCKHOLDER AND ONE GUEST

Name of Stockholder:____________________________________________________________

Address:________________________________________________________________________

(See reverse side for directions)

--------------------------------------------------------------------------------
FROM PHILADELPHIA AIRPORT (APPROXIMATELY 25 MINUTES):

1. Take I-95 South towards Delaware (stay in the left lanes where I-95 splits and becomes I-95 and 495; remain on I-95 South - DO NOT TAKE 495).
2.   Continue on I-95 South into Delaware.
3.   Take Exit 8B US-202 Concord Pike (North) towards West Chester.
4.   Merge onto Concord Pike and stay in right lane.
5. Go through the 1st traffic light (intersection with Foulk Road) then make your first right into the Complex. 6. GrafTech is in the Brandywine West Building - 3rd floor (take a left when you get off the elevators on the 3rd floor).

FROM BWI AIRPORT (APPROXIMATELY 1.5 HOURS):

1. Follow I-195 West.
2. Take the MD-295/Baltimore Washington Pkwy North Exit #2A toward I-695/Baltimore.
3. Merge onto MD-295 North.
4. Take I-895 Harbor Tunnel Throughway Exit.
5. Merge onto Harbor Tunnel Throughway which becomes I-95 North.
6. Follow I-95 North to Delaware.
7. Take Exit 8 US-202 Concord Pike towards West Chester/Wilmington. STAY LEFT AT FORK IN RAMP.
8. Merge onto US-202 and stay in right lane.
9. Just past the intersection with Foulk Road make a right into the Complex.

FROM WILMINGTON TRAIN STATION (APPROXIMATELY 20 MINUTES):

1. Follow signs to I-95 North.
2. Go Northeast on N. French Street.
3. Turn left onto E. 2nd Street/DE-48 W.
4. Turn Left onto Martin Luther King Jr. Blvd/US 13.
5. Stay straight pulling onto Martin Luther King Jr Blvd.
6. Take the I-95 North Ramp.
7. Follow I-95 North to the US 202 Concord Pike Exit #8.
8. The exit splits, stay left for US 202 North.
9. Merge onto Concord Pike and stay in right lane.
10.Just past the intersection with Foulk Road make a right into the Complex. 11.GrafTech is in the Brandywine West Building.

                                  PROXY CARD

A.  ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the listed nominees.


-------------------------------- -------- ------------ ----------------------------- -------- -----------
                                   FOR     WITHHOLD                                    FOR     WITHOLD
-------------------------------- -------- ------------ ----------------------------- -------- -----------
-------------------------------- -------- ------------ ----------------------------- -------- -----------
01 - Gilbert E. Playford           |_|        |_|      05 - Harold E. Layman           |_|       |_|
-------------------------------- -------- ------------ ----------------------------- -------- -----------
-------------------------------- -------- ------------ ----------------------------- -------- -----------
02 - R. Eugene Cartledge           |_|        |_|      06 - Ferrell P. McClean         |_|       |_|
-------------------------------- -------- ------------ ----------------------------- -------- -----------
-------------------------------- -------- ------------ ----------------------------- -------- -----------
03 - Mary B. Cranston              |_|        |_|      07 - Michael C. Nahl            |_|       |_|
-------------------------------- -------- ------------ ----------------------------- -------- -----------
-------------------------------- -------- ------------ ----------------------------- -------- -----------
04 - John R. Hall                  |_|        |_|      08 - Craig S. Shular            |_|       |_|
-------------------------------- -------- ------------ ----------------------------- -------- -----------

B.  ISSUES
The Board of Directors recommends a vote FOR each of the following Proposals.

1. Amend the Management Stock Incentive Plan (Senior Version) to increase the number of shares authorized for issuance to non-employee directors, officers and other management employees by 2,500,000 shares.

         |_|      For      |_|      Against          |_|      Abstain

2. Amend the Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 50,000,000 shares.

         |_|      For      |_|      Against          |_|      Abstain


If you plan to attend the meeting, please check here. |_|

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Receipt of notice of the meeting and the related proxy statement is acknowledged.

C. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

The signature on this Proxy should correspond exactly with the stockholder name printed to the left. In the case of joint tenancies, both stockholders should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.


Signature 1 -                             Signature 2 -
Please keep signature with the box        Please keep signature with the box        Date (mm/dd/yyyy)
--------------------------------------------- ---------------------------------------- -------------------------------

--------------------------------------------- ---------------------------------------- -------------------------------

PROXY - GRAFTECH INTERNATIONAL LTD.

P.O. Box 11202, New York, NY 10203-0202

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GRAFTECH INTERNATIONAL LTD. FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 28, 2003

The undersigned appoints Gilbert E. Playford, Craig S. Shular, Corrado F. De Gasperis and Karen G. Narwold, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of GrafTech International Ltd. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 28, 2003, and at any adjournment or postponement thereof, as indicated on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election for the nominees and FOR each of the Proposals listed on the reverse side. If you are a participant in the UCAR Carbon Savings Plan (the "Savings Plan"), the front of this Proxy shows units allocated to you under the Savings Plan. The actual number of shares allocated to you and which will be voted on your behalf at the Annual Meeting of Stockholders in respect of such units may vary slightly in accordance with the provisions of the Savings Plan.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

(Continued, and to be dated and signed, on the other side)